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EXHIBIT 10.15

PROFIT-SHARING/401(K) PLAN

FOR EMPLOYEES OF

LAPORTE, INC.

Renamed as of March 1, 2001, as the

PROFIT-SHARING/401(K) PLAN

FOR EMPLOYEES OF

ROCKWOOD SPECIALTIES INC.

As Amended and Restated
Effective as of January 1, 1997

i

1.47	Participating Affiliate	7
1.48	Period of Service	7
1.49	Period of Severance	7
1.50	Plan	8
1.51	Plan Year	8
1.52	Primary Employee	8
1.53	Profit-Sharing Contribution	8
1.54	Profit-Sharing Contributions Subaccount	8
1.55	Qualified Joint and Survivor Annuity	8
1.56	Qualified Pre-Retirement Survivor Annuity	8
1.57	Reduction in Force	8
1.58	Rollover Contribution	8
1.59	Rollover Contributions Subaccount	8
1.60	Seconded Employee	9
1.61	Severance from Service Date	9
1.62	Spousal Consent	9
1.63	Spouse	9
1.64	Surviving Spouse	9
1.65	Termination of Employment	9
1.66	Trust	9
1.67	Trust Agreement	9
1.68	Trustee	9
1.69	Valuation Date	9
1.70	Vesting Service	9
1.71	Year of Service	9
ARTICLE II PARTICIPATION		10
2.1	Admission as a Participant	10
2.2	Rehired Employees	10
2.3	Termination of Participation	11
2.4	Rollover Membership	11
ARTICLE III CONTRIBUTIONS		11
3.1	Employer Contributions	11
3.2	After-Tax Contributions	14
3.3	Elective 401(k) Deferral Limitations	14
3.4	Employer Matching Contribution Limitations	16
3.5	Rollover Contributions	17
3.6	Timing of Contributions	18
3.7	Forfeitures	18
3.8	Limitation on Allocations	18
3.9	Combined Plan Fraction	21
3.10	Return of Employer Contributions Under Special Circumstances	21
3.11	Profits Not Required	21
3.12	Contributions Conditioned on Deductibility	21
ARTICLE IV ACCOUNTS, INVESTMENTS AND ALLOCATIONS		22
4.1	Establishment of Participant Accounts	22
4.2	Investment of Funds	22
4.3	Allocation of Earnings to Accounts	22

4.4	Allocation Report	22
4.5	Allocation Corrections	22
ARTICLE V VESTING AND TOP-HEAVY PROVISIONS		23
5.1	Determination of Vesting	23
5.2	Rules for Crediting Vesting Service	23
5.3	Rules for Crediting Service Upon Termination of Employment	24
5.4	Top-Heavy Provisions	24
ARTICLE VI AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS		30
6.1	Termination of Employment	30
6.2	In-Service Distributions	31
6.3	Loans	33
ARTICLE VII FORMS OF PAYMENT OF ACCOUNTS		35
7.1	Methods of Distribution	35
7.2	Election of Optional Forms	35
7.3	Direct Rollovers	36
ARTICLE VIII DEATH BENEFITS		38
8.1	Payment of Account Balances	38
8.2	Beneficiary	38
8.3	Required Commencement	39
ARTICLE IX FIDUCIARIES		40
9.1	Named Fiduciaries	40
9.2	Employment of Adviser s	40
9.3	Multiple Fiduciary Capacities	40
9.4	Payment of Expenses	40
9.5	Indemnification	40
ARTICLE X TRUSTEE AND TRUST FUND		41
10.1	Establishment of Trust	41
10.2	Powers and Duties of the Trustee	41
10.3	Exclusive Benefit	41
10.4	Delegation of Responsibility	41
ARTICLE XI PLAN ADMINISTRATION		42
11.1	The Administrative Committee	42
11.2	Administrative Committee Powers and Duties	42
11.3	Claims Procedure	43
11.4	Delegation of Responsibility	44
ARTICLE XII MANAGEMENT, CONTROL AND INVESTMENT OF PLAN ASSETS		45
12.1	Investment Funds	45
12.2	Valuation of Accounts	45
12.3	Investment in Insurance Contract	45
12.4	The Investment Manager	45
12.5	Compensation	45

ARTICLE XIII PLAN AMENDMENT OR TERMINATION		46
13.1	Plan Amendment	46
13.2	Limitations of Plan Amendment	46
13.3	Right of the Company to Terminate Plan	46
13.4	Effect of Partial or Complete Termination	46
ARTICLE XIV MISCELLANEOUS PROVISIONS		47
14.1	Plan Not a Contract of Employment	47
14.2	Source of Benefits	47
14.3	Benefits Not Assignable	47
14.4	Domestic Relations Orders	47
14.5	Benefits Payable to Minors, Incompetents and Others	47
14.6	Merger or Transfer of Assets	47
14.7	Participation in the Plan By an Affiliate	48
14.8	Action by the Company or a Participating Affiliate	48
14.9	Provision of Information	48
14.10	Notice of Address	49
14.11	Controlling Law	49
14.12	Military Service	49
14.13	Conditional Adoption	49
14.14	Word Usage and Article and Section References	49
14.15	Effect of Mistake	49

INTRODUCTION

Laporte Inc. established the Profit-Sharing/401(k) Plan for Employees of Laporte Inc. (the "Plan") effective as of January 1, 1989. The Plan was amended from time to time for administrative reasons, to reflect changes in the Laporte Inc. corporate structure, and to comply with changes in relevant law.

        The Plan is hereby amended and restated effective as of January 1, 1997 (except where otherwise indicated), to comply with the Uruguay Round Agreements Act (GATT), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA '97), the Internal Revenue Service Restructuring and Reform Act of 1998 (RRA'98), and the Community Renewal Tax Relief Act of 2000 (CRA) (collectively known as "GUST"), and other changes in applicable law. Effective as of March 1, 2001, the Plan name is changed to the Profit-Sharing/401(k) Plan for Employees of Rockwood' Specialties Inc. to reflect the acquisition of Laporte Inc. by Rockwood Specialties Inc. (the "Company"). This Plan, as amended and restated, also reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), and is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder. As provided in this Plan (except where otherwise provided), EGTRRA provisions shall be effective as of the first Plan Year beginning after December 31, 2001.

        The Company intends that this Plan and the related Trust qualify under all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each of the terms of this Plan and the related Trust Agreement shall be so interpreted.

        The Plan permits Employees to defer a portion of their Compensation under a cash or deferred arrangement pursuant to Section 401(k) of the Code. The Company adopted the Plan to provide eligible employees of the Company and any Affiliate thereof which adopts the Plan with a supplemental source of retirement income and to provide benefits under other circumstances, such as death or Disability.

        The benefits provided under the Plan to any Participant who terminates Employment, retires or dies while employed by the Company or any Affiliate thereof shall be determined in accordance with the provisions of the Plan as in effect on the date of such Termination of Employment, unless such person is thereafter reemployed and again becomes a Participant in the Plan.

ARTICLE I

DEFINITIONS

        Each of the following terms shall have the meaning set forth in this Article I for purposes of this Plan:

1.1    Account shall mean a Participant's collective account that includes a separate Profit-Sharing Contributions Subaccount, 401(k) Subaccount, Employer Matching Contributions Subaccount, and Rollover Contributions Subaccount, as the case may be.

1.2    Account Balance shall mean the value of a Participant's Account, determined as of the applicable Valuation Date.

1.3    Actual Deferral Percentage shall mean the ratio (expressed as a percentage to the nearest 1/ 100th of 1%) of Elective 401(k) Deferrals on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. For purposes of determining Actual Deferral Percentage, an Eligible Participant's Compensation for the Plan Year shall not include Compensation paid during (a) any period prior to the Employee's participation date, and (b) any period when the Employee was not an Eligible Participant. In addition, Excess Deferrals of a Non-highly Compensated Employee attributable to elective deferrals to this Plan or any other plan of the Company or an Affiliate shall not be taken into account.

1.4    Administrative Committee shall mean the committee appointed pursuant to, and having the responsibilities specified in, Article XI of the Plan.

1.5    Affiliate shall mean any corporation or unincorporated trade or business (other than the Company) while it is:

        (a)   a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Company is a member; provided, however, that for purposes of Sections 3.8 and 3.9, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever the latter phrase appears in Code Section 1563(a)(1);

        (b)   a trade or business under "common control" (within the meaning of Code Section 414(c)) with the Company; provided, however, that for purposes of Sections 3.8 and 3.9, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" wherever the latter phrase appears in Code Section 1563(a)(1);

        (c)   a member of an "affiliated service group" (within the meaning of Code Section 414(m)) which includes the Company; or

        (d)   any other entity required to be aggregated with the Company under Code Section 414(o).

1.6    Annuity Contract shall mean an individual or group annuity contract issued by an insurance company providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than the issuer thereof. The terms of any Annuity Contract distributed by the Plan to a Participant or Beneficiary shall comply with the terms of this Plan.

1.7    Average Actual Deferral Percentage shall mean, for any group of Eligible Participants, the average (expressed as a percentage to the nearest 1/100th of 1%) of the Actual Deferral Percentages for each of the Eligible Participants in that group, including those not making Elective 401(k) Deferrals.

1.8    Average Contribution Percentage shall mean, for any group of Eligible Participants, the average (expressed as a percentage to the nearest 1/100th of 1%) of the Contribution Percentages for each of the Eligible Participants in that group, including those on whose behalf Employer Matching Contributions are not being made.

1.9    Beneficiary shall mean the person or persons entitled to receive any payment of benefits from the Plan upon a Participant's death, as determined in accordance with Section 8.2.

1.10    Benefit Commencement Date shall mean the first day of the first period for which an annuity benefit is payable to the Participant under the Plan or, if a Participant's benefit is not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to receive his or her benefit.

1.11    Break-in-Service shall mean one or more consecutive "computation periods" (as defined below) during which an Employee does not complete at least 501 Hours of Service; provided, however, that a Break-in-Service shall not include any computation period during which the Employee was on lay-off or Leave of Absence if the Employee returns to Employment immediately following the end of the lay-off or Leave of Absence. If the Employee does not return to Employment immediately following the end of the lay-off or Leave of Absence, such lay-off or Leave of Absence shall not prevent a Break-in-Service in any computation period in which the Employee does not complete at least 501 Hours of Service. A Break-in-Service shall also not include any computation period during which the Employee was a member of a bargaining unit covered by a collective bargaining agreement which does not specifically provide for coverage in the Plan. A Break-in-Service shall not include any computation period during which an Employee was on an unpaid leave of absence under the Family and Medical Leave Act of 1993.

        Solely for the purpose of determining whether a Break-in-Service has occurred, an Employee who is absent from work for any period by reason of (i) the Employee's pregnancy; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee for adoption by such Employee; or (iv) caring for such child immediately following such birth or adoption, shall be credited with the lesser of (1) the Hours of Service which would normally have been credited to the Employee but for such absence, or if the Plan is unable to determine such hours, eight hours per day of such absence, or (2) 501 Hours of Service; provided, that if such absence spans more than one computation period, such hours shall be credited in either the computation period in which such absence commenced (if the Employee would thereby be prevented from incurring a Break-in-Service) or in the immediately following computation period. For this purpose, "computation period" shall mean (a) for vesting purposes, the Plan Year, and (b) for eligibility purposes, the applicable 12-month computation period used to determine a Year of Service.

1.12    Change Date shall mean the first day of each calendar month and such other dates as may be specified by the Administrative Committee.

1.13    Code shall mean the Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

1.14    Company shall mean Laporte Inc. or any successor legal entity. Effective as of March 1, 2001, Company shall mean Rockwood Specialties Inc. or any successor legal entity.

1.15    Compensation shall mean all remuneration for services rendered paid by the Employer to an Employee, including, without limitation, bonuses, overtime and commissions, but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee to the extent that, at the time of payment, it is reasonable to believe such amounts are deductible by the Employee under Code Section 217, the value of any non-qualified stock option granted to a Highly Compensated Employee by the Employer, amounts paid to a Highly Compensated Employee to enable such Employee to pay taxes on certain items of compensation received from the Employer, and items which would be excluded from the definition of "compensation" within the meaning of Treas. Reg.

Section 1.415-2(d)(3). Compensation includes compensation which is not currently includible in the Participant's gross income by reason of the application of Code Section 125, Code Section 402(e)(3), or Code Section 402(h)(1)(B). Effective as of January 1, 2001, Compensation shall also include amounts not includible in the Employee's gross income by reason of the application of Code Section 132(f).

        Notwithstanding the foregoing, the Compensation taken into account for an Employee for any Plan Year shall not exceed $150,000, as adjusted pursuant to Code Section 401(a)(17) (the "Code Section 401(a)(17) limitation"). For the 2001 Plan Year, the Code Section 401(a)(17) limitation is $170,000. Effective for Plan Years beginning after December 31, 2001, Compensation taken into account for an Employee for a Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

1.16    Contribution Percentage shall mean the ratio (expressed as a percentage to the nearest 1/100th of 1%) of the Employer Matching Contributions under the Plan on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. For purposes of determining Contribution Percentage, an Eligible Participant's Compensation for a Plan Year shall not include Compensation during (i) any period prior to the date such Eligible Participant entered the Plan, and (ii) any period when the Eligible Participant was not an Eligible Participant. In addition, in determining Contribution Percentage, Employer Matching Contributions which are forfeited because they relate to Excess Contributions or Excess Deferrals shall not be taken into account.

1.17    Defined Benefit Plan shall mean any plan of the type defined in Code Section 414(j) maintained by the Company or an Affiliate.

1.18    Defined Contribution Plan shall mean any plan of the type defined in Code Section 414(i) maintained by the Company or an Affiliate.

1.19    Disability shall mean a physical or mental condition which results in the Participant's total and permanent inability to meet the requirements of the Participant's customary employment in a satisfactory manner, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, that such disability:

        (a)   was not contracted, suffered, or incurred while the Participant was engaged in, or did not result from his or her having engaged in, a criminal enterprise; or

        (b)   was not sustained while the Participant was employed by anyone other than the Company or an Affiliate. A Participant shall not be considered to have a Disability unless he or she furnishes proof of the existence of such Disability to the Administrative Committee in the form and manner, and at such time, as the Administrative Committee may request.

1.20    Effective Date shall mean January 1, 1997.

1.21    Elective 401(k) Deferrals shall mean contributions made to the Plan by the Employer pursuant to a Participant's 401(k) Election.

1.22    Eligible Employee shall mean all Employees of the Employer other than: (a) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and an employee representative (not including any organization more than half of whose members are owners, officers or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for participation in the Plan; (b) Leased Employees and other individuals providing services to the Employer pursuant to an agreement between the Employer and a third party, even if they are not "leased employees" under Section 414(n) of the Code; (c) for periods prior to January 1, 1996, Seconded Employees; (d) individuals providing services pursuant to contracts designating them as independent contractors or consultants, or individuals designated by the Employer as independent contractors or consultants; and

(e) any other individual who is compensated, directly or indirectly, by the Employer and with respect to whom such compensation is not treated by the Employer at the time of payment as being subject to statutorily required payroll tax withholding, such as withholding of federal and/or state income tax and/or withholding of the Employee's share of Social Security tax, provided that statutorily required backup withholding shall not be considered to be payroll tax withholding. The foregoing exclusions from the definition of "Eligible Employee" shall apply notwithstanding any contrary determination of employee status by any court or governmental agency including, but not limited to, the Internal Revenue Service or the Department of Labor.

1.23    Eligible Participant shall mean any Eligible Employee who has met the service requirements of Section 2.1.

1.24    Employee shall mean any person engaged in rendering personal service under the direction or control of the Company or an Affiliate and shall include Leased Employees.

Notwithstanding the foregoing, if such Leased Employees do not constitute more than 20% of the nonhighly compensated work force, within the meaning of Code Section 414(n)(5)(C)(ii), of the Company and its Affiliates, the term "Employee" shall not include those Leased Employees covered by a plan described in Code Section 414(n)(5).

1.25    Employer shall mean the Company and each Participating Affiliate in the Plan pursuant to Section 14.7.

1.26    Employer-Derived Account Balance shall mean the balance of a Participant's Profit-Sharing Contributions Subaccount and Employer Matching Contributions Subaccount.

1.27    Employer Matching Contributions shall mean any contribution to the Plan made by the Employer and allocated to a Participant's Employer Matching Contributions Subaccount by reason of the Participant's 401(k) Election.

1.28    Employer Matching Contributions Subaccount shall mean the separate subaccount established for a Participant pursuant to Section 4.1(b).

1.29    Employment shall mean services performed for the Company or an Affiliate.

1.30    Employment Commencement Date shall mean the date on which an Employee first performs an Hour of Service.

1.31    Entry Date shall mean each January 1, April 1, July 1, September 1, and such other dates as may be specified by the Administrative Committee. Effective as of January 1, 1998, Entry Date shall mean the first day of every calendar month.

1.32    ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

1.33    Excess Aggregate Contributions shall mean, with respect to any Plan Year, the aggregate amount of Employer Matching Contributions made for the Plan Year on behalf of Highly Compensated Employees in excess of the maximum amount of such contributions permitted under Section 3.4.1.

1.34    Excess Contributions shall mean, with respect to any Plan Year, the aggregate amount of Elective 401(k) Deferrals made for the Plan Year on behalf of Highly Compensated Employees in excess of the maximum amount of such contributions permitted under Section 3.3.1(b).

1.35    Excess Deferral shall mean the amount of Elective 401(k) Deferrals under this Plan in excess of the adjusted annual dollar limit of Section 3.3.1 below, or the amount of Elective 401(k) Deferrals that a Participant allocates to this Plan pursuant to the claim procedure set forth in Section 3.3.1(a).

1.36    401(k) Election shall mean the election by a Participant to make Elective 401(k) Deferrals in accordance with Section 3.1.2.

1.37    401(k) Subaccount shall mean the separate subaccount established for a Participant pursuant to Section 4.1(a).

1.38    Highly Compensated Employee shall mean, with respect to any Plan Year, an Employee who performs services for the Company or any Affiliate during the Plan Year, and:

        (a)   was a 5% owner (as defined in Code Section 414(q)(2)) during the Plan Year or the preceding Plan Year; or

        (b)   had compensation (as defined in Code Section 415(c)(3)) in excess of $80,000, as adjusted in accordance with Code Section 415(d), for the preceding Plan Year and was in the top-paid group for such preceding Plan Year. The top-paid group is the group consisting of the top 20% of Employees when ranked on the basis of compensation.

        A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when he or she separated from service or at any time after attaining age 55.

        The determination of who is a Highly Compensated Employee shall be made in accordance with Code Section 414(q).

1.39    Hour of Service shall include:

        (a)   Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliate for the performance of duties for the Company or an Affiliate. These hours shall be credited to the Employee for the period during which the duties are performed;

        (b)   Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether Employment has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. Not more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and

        (c)   Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. The same Hours of Service will not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the Year of Service or other computation period or periods to which the award for agreement pertains, rather than for the Year of Service or other computation period in which the award, agreement or payment is made.

        (d)   Notwithstanding the above provisions, if the Company or an Affiliate does not maintain records as to an Employee's actual Hours of Service, such Employee will be credited with 190 Hours of Service if such Employee would be credited with at least one Hour of Service during the month.

        (e)   Hours under this section 1.39 will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference.

        (f)    Effective as of January 1, 2002, service shall be counted under the elapsed time method, and Hours of Service shall be credited in accordance with paragraphs (a) and (e) only, and paragraphs (b) through (d) shall not apply.

1.40    Investment Fund shall mean an investment fund, if any, in which the Trust may be invested pursuant to Section 12.1.

1.41    Investment Manager shall mean any person appointed pursuant to Section 12.4 having the power to direct the investment of assets in accordance with that Section.

1.42    Leased Employee shall mean, pursuant to Code Section 414(n), any person who is not a common law employee of the Company or an Affiliate and who provides services to the Company or an Affiliate if:

        (a)   Such services are provided pursuant to an agreement between the Company or the Affiliate and any other person (called a "leasing company");

        (b)   Such person has performed such services for the Company or the Affiliate on a substantially full-time basis for a period of at least one year; and

        (c)   Such services are performed under primary direction or control by the Company or the Affiliate.

1.43    Leave of Absence shall mean a leave granted by the Employer or an Affiliate in accordance with its standard personnel policies applied in a nondiscriminatory manner to all Employees similarly situated. Leave of Absence shall also include an unpaid leave under the Family and Medical Leave Act of 1993.

1.44    Non-highly Compensated Employee shall mean an Employee of the Company or an Affiliate who is not a Highly Compensated Employee.

1.45    Normal Retirement Age shall mean age 65.

1.46    Participant shall mean an Eligible Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.

1.47    Participating Affiliate shall mean any Affiliate which has duly adopted the Plan with the consent of the Company and has not withdrawn therefrom.

1.48    Period of Service shall mean a period beginning on an Employee's Employment Commencement Date and ending on the Employee's Severance from Service Date.

1.49    Period of Severance shall mean a period beginning on an Employee's Severance from Service Date and ending on the date the Employee earns an Hour of Service.

        An Employee who is absent from work for by reason of (i) the Employee's pregnancy; (ii) the birth of a child of the Employee; (iii) the placement of a child with the Employee for adoption by such Employee; or (iv) caring for such child immediately following such birth or adoption, shall not be deemed to incur a Period of Severance for the 12-consecutive month period beginning on the first anniversary of the first date of such absence due to maternity or paternity reasons.

        1.50 Plan shall mean the Profit-Sharing/401(k) Plan for Employees of Laporte Inc. and any amendments thereto. Effective as of March 1, 2001, the Plan shall mean the Profit-Sharing/401(k) Plan for Employees of Rockwood Specialties Inc. and any amendments thereto.

        1.51 Plan Year shall mean each 12-consecutive month period ending on December 31st during any part of which the Plan is in effect.

        1.52 Primary Employee shall mean each Eligible Employee other than a Seconded Employee.

        1.53 Profit-Sharing Contribution shall mean any contribution made to the Plan and allocated to a Participant's Profit-Sharing Contributions Subaccount in accordance with Section 3.1.4.

        1.54 Profit-Sharing Contributions Subaccount shall mean the separate subaccount established for a Participant pursuant to Section 4.1(c).

        1.55 Qualified Joint and Survivor Annuity shall mean an Annuity Contract purchased from an insurance company with a Participant's distribution amount which is payable for the life of the Participant with a survivor annuity continuing after the Participant's death to the Participant's Surviving Spouse for the Surviving Spouse's life in an amount which is equal to 50% of the amount of the annuity payable to the Participant.

        1.56 Qualified Pre-Retirement Survivor Annuity shall mean an Annuity Contract purchased from an insurance company with a Participant's vested Account Balance providing level monthly benefits for the lifetime of the Participant's Surviving Spouse.

        1.57 Reduction in Force shall mean the reduction of an Employer's workforce due to a voluntary or involuntary Termination of Employment where the Participant is eligible to receive severance pay and/or severance benefits under an employment termination program or severance plan, program or arrangement offered by an Employer to at least 5 Participants within a period not exceeding 6 months.

        1.58 Rollover Contribution shall mean a contribution to the Plan by an Eligible Employee of an amount received by the Eligible Employee from another qualified plan or a direct transfer to the Plan of an amount which an Eligible Employee could have received from another qualified plan which, under the Code, may be rolled over into the Plan. Effective as of January 1, 2002, Rollover Contribution shall mean a direct rollover of distributions made after December 31, 2001, from the following types of plans: qualified plans described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; annuity contracts described in Section 403(b) of the Code, excluding after-tax employee contributions; and eligible plans under Section 457(b) of the Code which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. In addition, Rollover Contribution shall include participant rollover contributions of distributions made after December 31, 2001, from the following types of plans: qualified plans described in Section 401 (a) or 403(a) of the Code; annuity contracts described in Section 403(b) of the Code; and eligible plans under Section 457(b) of the Code which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. In addition, Rollover Contributions will include participant rollover distributions from individual retirement accounts or annuities described in Section 408(a) or (b) of the Code that are eligible to be rolled over and would otherwise be includible in gross income.

        1.59 Rollover Contributions Subaccount shall mean the separate subaccount established for a Participant pursuant to Section 4.1(d).

        1.60 Seconded Employee shall mean an Employee of the Employer who participates in any non-United States pension plan sponsored by the Company or any Affiliate.

        1.61 Severance from Service Date shall mean the earlier of (a) the date the Employee quits, retires, is discharged, or dies, or (b) the first anniversary of the first date of a period in which an Employee is absent for any other reason; provided, however, that an Employee shall not experience a Severance from Service Date while the Employee is on lay-off or Leave of Absence if the Employee returns to Employment immediately following the end of the lay-off or Leave of Absence. If the Employee does not return to Employment immediately following the end of the lay-off or Leave of Absence, such Employee shall be deemed to have had a Severance from Service Date as of his first day of absence due to lay-off or Leave of Absence.

        1.62 Spousal Consent shall mean the written consent of a Participant's Surviving Spouse to an election or designation by the Participant under the Plan. Such consent shall acknowledge the effect of the Participant's election or designation, shall specify the alternate Beneficiary or alternate form of benefit, as appropriate (unless a general consent is executed), and shall be witnessed by either a representative of the Administrative Committee or a notary public. Spousal Consent shall not be necessary if the Participant establishes to the satisfaction of the Administrative Committee that he or she has no Spouse, his or her Spouse cannot be located or such other circumstances exist as the Administrative Committee may, in accordance with applicable regulations, deem appropriate to waive the requirement of Spousal Consent. Spousal Consent, once given, may be revoked only with the consent of the Participant. Spousal Consent shall be valid and binding only with respect to the Spouse who gave the consent.

        1.63 Spouse shall mean the person legally married to a Participant.

        1.64 Surviving Spouse shall mean the Spouse of a Participant on the earlier of: (a) the date of the Participant's death; or (b) the Participant's Benefit Commencement Date.

        1.65 Termination of Employment shall mean the voluntary or involuntary severance of Employment.

        1.66 Trust shall mean the trust established under the Plan in which Plan assets are held.

        1.67 Trust Agreement shall mean the agreement between the Company and the Trustee with respect to the Trust.

        1.68 Trustee shall mean the person appointed as trustee pursuant to Article X, and any successor trustee.

        1.69 Valuation Date shall mean each business day or such other dates as may be specified by the Administrative Committee.

        1.70 Vesting Service shall mean the service credited to a Participant under Section 5.2 for purposes of determining the Participant's vested percentage in his or her Account.

        1.71 Year of Service shall mean each Plan Year in which the Employee has 1,000 Hours of Service.

        Solely for the purposes of determining eligibility to participate in accordance with Article II, a Year of Service shall be credited on the last day of the 12-consecutive month period which begins on the first day on which the Employee has an Hour of Service if he or she has at least 1,000 Hours of Service in that period, or, if earlier, on the last day of the Plan Year which includes the first day on which the Employee has an Hour of Service if he or she has at least 1,000 Hours of Service in that Plan Year. If an Employee fails to be credited with a Year of Service in either the 12-consecutive month period beginning on the first day on which the Employee has an Hour of Service or the Plan Year that includes the first day on which the Employee has an Hour of Service, he or she will be credited with a Year of Service on the last day of any succeeding Plan Year in which he or she has at least 1,000 Hours of Service.

ARTICLE II

PARTICIPATION

        2.1   Admission as a Participant

        2.1.1 Each Eligible Employee who was a Participant in the Plan immediately prior to the effective Date shall be a Participant in the Plan as of the Effective Date.

        2.1.2

          (a)   Prior to January 1, 2002, each Eligible Employee not eligible under Section 2.1.1 above shall become a Participant in the Plan on the Entry Date coinciding with or next following such Eligible Employee's completion of one Year of Service, provided he or she is an Eligible Employee on such date.

          (b)   Effective as of January 1, 2002, each Eligible Employee not eligible under Section 2.1.1 above shall become a Participant in the Plan on the Entry Date coinciding with or next following such Eligible Employee's completion of a Period of Service of at least six months, provided he or she is an Eligible Employee on such date. However, if any person who was an Eligible Employee prior to January 1, 2002, would become a Participant in the Plan at an earlier date pursuant to paragraph (a), then this paragraph (b) shall not apply. This paragraph (b) shall be interpreted in accordance with the elapsed time method set forth in the regulations under Section 1.410(a)-7 of the Code.

        2.1.3 Notwithstanding Section 2.1.2 above, the Company may, in its discretion, provide an earlier Entry Date or grant past service credit for eligibility purposes to individuals who become Employees through an acquisition of assets or an entity by an Employer or Affiliate or through a merger or consolidation of an entity with or into an Employer or an Affiliate or any other similar transaction; provided, however, that any such provision shall be subject to the nondiscrimination requirements of Code Section 401(a)(4).

        2.1.4 Each Participant shall be entitled to make Elective 401(k) Deferrals, and each Participant who is a Primary Employee shall be entitled to have Employer Matching Contributions, contributed to his or her Account upon (a) execution and delivery to the Administrative Committee of a 401(k) enrollment form, and (b) submission of any information reasonably required by the Administrative Committee for proper administration of the Plan. Any Participant in the Plan shall for all purposes be deemed conclusively to have assented to the provisions of the Plan.

        2.1.5 An Eligible Employee who has attained his or her Normal Retirement Age and who continues as an Eligible Employee shall continue to be eligible to actively participate in the Plan until his or her actual retirement. Participation shall terminate as provided in Section 2.3.

        2.2   Rehired Employees

        2.2.1

          (a)   Prior to January 1, 2002, an Employee who has a Termination of Employment before earning a vested interest in his or her Employer-Derived Account Balance and who again becomes an Employee shall lose credit for his or her Years of Service prior to such Termination of Employment if his or her number of consecutive one-year Breaks-in-Service equals or exceeds the greater of five years or his or her Years of Service prior to such Termination of Employment.

          (b)   Effective as of January 1, 2002, an Employee who has a Termination of Employment before earning a vested interest in his or her Employer-Derived Account Balance and who again becomes an Employee shall lose credit for his or her Periods of Service prior to such Termination of Employment if his or her Period of Severance equals or exceeds the greater of five years or his or her Periods of Service prior to such Termination of Employment. This paragraph (b) shall be interpreted in accordance with the elapsed time method set forth in the regulations under Section 1.410(a)-7 of the Code.

        2.2.2 if a Participant who has a Termination of Employment again becomes an Eligible Employee and his or her prior Years of Service (or Periods of Service) are not disregarded under Section 2.2.1, then he or she shall again become a Participant in the Plan as of the first date on which he or she again becomes an Eligible Employee. However, no Elective 401(k) Deferrals or Employer Matching Contributions shall be contributed to his or her Account until the first payroll period after he or she has again executed and delivered a 401(k) enrollment form in accordance with Section 2.1.4 above.

        2.2.3 If an Employee or Participant who has a Termination of Employment again becomes an Eligible Employee and his or her prior Years of Service (or Periods of Service) are disregarded under Section 2.2.1, then he or she shall be treated as a new Employee.

        2.2.4 Effective as of January 1, 2002, a former Employee who has a Termination of Employment and subsequently performs an Hour of Service within 12 months of his or her Severance from Service Date, such Employee's Period of Severance shall instead be included as part of his or her Period of Service for purposes of participation and vesting. This Section 2.2.4 shall be interpreted in accordance with the service spanning rules of the elapsed time method, as set forth in the regulations under Section 4.10(a)-7 of the Code.

        2.3   Termination of Participation

        An individual shall cease to be a Participant on the earliest of:

          (a)   payment to him or her or on his or her behalf of all vested benefits due to him or her under the Plan at a time when he or she is no longer eligible for any future contributions;

          (b)   his or her Termination of Employment when he or she has no vested interest in his or her Account; or

          (c)   his or her death.

        2.4   Rollover Membership

        An Eligible Employee who makes a Rollover Contribution in accordance with Section 3.5 shall become a Participant as of the date of such contribution even if he or she has not yet satisfied the requirements of Section 2.1; provided, however, that such an Eligible Employee shall be a Participant only with respect to his or her Rollover Contributions Subaccount and shall not be eligible to make or receive any other type of contribution under the Plan until he or she has satisfied the requirements under Section 2.1.

ARTICLE III

CONTRIBUTIONS

        3.1   Employer Contributions

        3.1.1 Subject to the limitations set forth in this Article III, the Employer shall contribute to the Trust an amount equal to the sum of:

          (a)   Elective 401(k) Deferrals in such amount as determined in accordance with Section 3.1.2;

          (b)   Employer Matching Contributions in such amount as determined in accordance with Section 3.1.3; and

          (c)   Profit-Sharing Contributions in such amount, if any, as determined in accordance with Section 3.1.4.

        3.1.2    Elective 401(k) Deferrals

          (a)   Subject to the limitations set forth in Sections 3.3, 3.8 and 3.9, the Employer shall contribute to the Trust on behalf of each of its Employees who has a 401(k) Election in effect for any payroll period an amount equal to the deferral percentage elected by each such Participant on his or her 401(k) Election, multiplied by his or her Compensation for the payroll period. The amount elected by a Participant pursuant to a 401(k) Election cannot be less than 1% or greater than 10% (in 1% increments) of the Participant's Compensation. Effective as of January 1, 2002, the deferral percentage elected by a Participant pursuant to a 401(k) Election cannot be greater than 25% of the Participant's Compensation. The 401(k) Election shall be made on a form provided by the Administrative Committee. A Participant may elect to change the percentage of his or her Elective 401(k) Deferral effective as of any Change Date by filing the appropriate form with the Administrative Committee on or before the deadline established by the Administrative Committee for filing such form. A Participant may elect to cancel any 401(k) Election at any time by filing the appropriate form with the Administrative Committee, and such election shall become effective as soon as practicable. A Participant who elects to cancel his or her Elective 401(k) Deferrals may elect to resume such deferrals as of any Change Date following such cancellation by filing a new 401(k) Election with the Administrative Committee. The Administrative Committee may reduce the amount of any 401(k) Election or may make such other modifications as necessary so that the Plan complies with the provisions of Code Section 401 and all contributions are currently deductible under Code Section 404. All contributions pursuant to a 401(k) Election shall be made by reducing the Participant's Compensation for each payroll period by the amount determined pursuant to the 401(k) Election. The Administrative Committee may establish such additional rules and procedures with respect to the making, changing and resumption of contributions pursuant to 401(k) Elections (including suspension from contributions) as it shall determine.

          (b)   Notwithstanding paragraph (a) above, and as soon as is practicable as determined by the Administrative Committee (but no sooner than the Plan Year beginning after December 31, 2001), all Employees who are eligible to make Elective 401(k) Deferrals and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making such catch-up contributions. This paragraph (b) shall apply only if all other applicable employer plans (within the meaning of Code Section 414(v)(6)(A)) of the Company and the Affiliates permit all eligible participants (within the meaning of Code Section 414(v)(5)) to make the same catch-up elections, as required under Section 414(v)(4) of the Code; provided, however, that no eligible participant shall be permitted to make catch-up contributions under more than one applicable employer plan.

        3.1.3    Employer Matching Contributions

        Subject to the limitations set forth in Sections 3.4, 3.8 and 3.9, Employer Matching Contributions shall be made by the Employer to the Trust on behalf of each of its Primary Employees who has a 401(k) Election in effect for any payroll period in an amount equal to 50% of the Participant's Elective 401(k) Deferral, up to 6% of the Participant's Compensation, made for the payroll period. An

Employer Matching Contribution shall not be made with respect to a Participant's Elective 401(k) Deferrals in excess of 6% of his or her Compensation for any payroll period.

        Effective as of January 1, 2002, and subject to the limitations set forth in Sections 3.4 and 3.8, Employer Matching Contributions also shall be made by the Employer to the Trust on behalf of each of its Primary Employees who has elected to make a catch-up contribution pursuant to Section 3.1.2(b) in an amount equal to 50% of the Participant's catch-up contribution. However, in no event shall the total Employer Matching Contributions made on behalf of any Participant exceed 6% of his or her Compensation.

        3.1.4 Profit-Sharing Contributions

          (a)   Subject to the limitations set forth in Sections 3.8 and 3.9, for each Plan Year, the Employer may contribute to the Plan an amount, if any, to be determined by Employer in its sole and absolute discretion. Any such contribution by an Employer shall be allocated among each Employee of the contributing Employer during the Plan Year who:

            (i)    prior to January 1, 2002, is employed in "eligible employment" (as defined below) on the last day of the Plan Year and is credited with at least 1,000 Hours of Service for such Plan Year;

            (ii)   effective as of January 1, 2002, is employed in "eligible employment" (as defined below) on the last day of the Plan Year and is credited with a Period of Service of at least 6 months during such Plan Year;

            (iii)  is on a Leave of Absence on the last day of the Plan Year, provided the Primary Employee was employed in "eligible employment"" immediately prior to such Leave of Absence;

            (iv)  died or became Disabled during the Plan Year at a time when he or she was employed in "eligible employment;" or

            (v)   terminated Employment during the Plan Year on or after attainment of Normal Retirement Age at a time when he or she was employed in "eligible employment."

        For purposes of this Section 3.1.4, "eligible employment" shall mean employment as a Primary Employee or employment with an Affiliate that is not an Employer in a position under which the Employee would be a Primary Employee if the Affiliate were an Employer.

          (b)   Profit-Sharing Contributions with respect to any Plan Year shall be allocated to the Profit-Sharing Contributions Subaccount of each Employee eligible for such an allocation under (a) above according to the ratio that the Employee's Compensation from the Employer for the portion of the Plan Year that he or she was an Employee bears to the aggregate of such Compensation of all Employees eligible for such an allocation.

        3.2    After-Tax Contributions

        No Participant after-tax contributions shall be required or permitted under the Plan.

        3.3    Elective 401(k) Deferral Limitations

        3.3.1 Elective 401(k) Deferral Limits

        Elective 401(k) Deferrals shall be subject to the following:

          (a)   Code Section 402(g) Dollar Limit.

            A Participant's Elective 401(k) Deferrals made under this Plan and his or her elective deferrals made under all other plans of the Company and its Affiliates during any taxable year shall not exceed the adjusted limit imposed on elective deferrals for such year under Code Section 402(g). Effective as of January 1, 2002, this 402(g) limit shall not apply to the extent permitted under Plan Section 3.1.2(a) and Section 414(v) of the Code.

            A Participant may claim Excess Deferrals for any taxable year by filing a written claim with the Administrative Committee not later than the March 1 following the taxable year for which the Excess Deferrals were contributed. Any such claim shall specify the amount of the Participant's Excess Deferrals for the year and shall be accompanied by the Participant's written statement that, if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code Section 402(g)(3) (whether or not maintained by the Company or an Affiliate), will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. Excess Deferrals shall be distributed in accordance with Section 3.3.2 below.

          (b)   Average Actual Deferral Percentage Test

            The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for any Plan Year must satisfy one of the following tests:

            (i)    The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

            (ii)   The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the excess of the Average Actual Deferral

    Percentage for Eligible Participants who are Highly Compensated Employees over the prior Plan Year's Average Actual Deferral Percentage for Eligible Participants who were Non-highly Compensated Employees is not more than two percentage points.

            At the Company's election, the current Plan Year's Average Actual Deferral Percentage data for Eligible Participants who are Non-highly Compensated Employees may be used; provided, however, that if an election to use current Plan Year data is made, it cannot be changed except as provided by the Secretary of the Treasury.

            This Section 3.3.1(b) shall not apply to the extent permitted under Plan Section 3.1.2(a) and Section 414(v) of the Code.

          (c)   Aggregation of Elective 401(k) Deferrals

            (i)    For purposes of this Section 3.3.1, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective 401(k) Deferrals allocated to his or her account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all such Elective 401(k) Deferrals were made under a single arrangement.

            (ii)   In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining Average Actual Deferral Percentages as if all such plans were a single plan.

        3.3.2 Distribution of Excess Deferrals

          (a)   Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following the close of the taxable year for which the Participant's Excess Deferrals were contributed. Excess Deferrals may be returned during the taxable year in which they were made only if designated as Excess Deferrals. The income or loss allocable to Excess Deferrals shall be determined through the end of the taxable year to which the contributions relate by the Administrative Committee in accordance with applicable regulations.

          (b)   Employer Matching Contributions related to Excess Deferrals, together with any allocable income or loss, shall be forfeited and used to reduce Employer Matching Contributions and Profit-Sharing Contributions. For this purpose, Excess Deferrals shall be deemed attributable first to unmatched Elective 401(k) Deferrals.

        3.3.3 Distribution of Excess Contributions

        Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the close of the Plan Year following the Plan Year for which the Excess Contributions were made in accordance with the following:

          (a)   The Excess Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the Elective 401(k) Deferrals made on behalf of the Highly Compensated Employee who has made the largest dollar amount of Elective 401(k) Deferrals. If necessary, a series of such reductions shall be made until the Average Actual Deferral Percentage for Highly Compensated Employees has been reduced to the highest Average Actual Deferral Percentage that will satisfy the test in Section 3.3.1(b).

          (b)   The income or loss allocable to Excess Contributions shall be determined through the end of the Plan Year to which the contributions relate by the Administrative Committee in accordance with applicable regulations.

          (c)   Employer Matching Contributions related to Excess Contributions, together with any allocable income or loss, shall be forfeited and used to reduce Employer Matching Contributions and Profit-Sharing Contributions. For this purpose, Excess Contributions shall be deemed attributable first to unmatched Elective 401(k) Deferrals.

        3.4    Employer Matching Contribution Limitations

        3.4.1 Limit on Employer Matching Contributions

        For each Plan Year, Employer Matching Contributions shall be subject to the following provisions:

          (a)   Contribution Percentage Test.

        For Employer Matching Contributions made on behalf of Highly Compensated Employees for each Plan Year, the Average Contribution Percentage for Primary Employees who are Highly Compensated Employees for the Plan Year must not exceed the greater of:

            (i)    The Average Contribution Percentage for Primary Employees who were Non-highly Compensated Employees for the prior Plan Year, multiplied by 1.25; or

            (ii)   The lesser of (A) the Average Contribution Percentage for Primary Employees who were Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0; or (R) the prior Plan Year's Average Contribution Percentage for Primary Employees who were Non-highly Compensated Employees plus two percentage points.

        At the Company's election, the current Plan Year's Average Contribution Percentage data for Primary Employees who are Non-highly Compensated Employees may be used; provided, however, that if an election to use prior Plan Year data is made, it cannot be changed except as provided by the Secretary of the Treasury.

          (b)   Aggregation of Contributions

            (i)    For purposes of this Section 3.4.1, the Contribution Percentage for any Primary Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to receive matching contributions or to make employee after-tax contributions under one or more other plans described in Code Section 401 (a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan aggregated with this Plan.

            (ii)   In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining Average Contribution Percentages as if all such plans were a single plan.

        3.4.2 Distribution of Excess Aggregate Contributions

        Notwithstanding any other provisions of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed or forfeited to the extent not vested no later than the last day of the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made in accordance with the following:

          (a)   The Excess Aggregate Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the Employer Matching Contributions made on behalf of the Highly

  Compensated Employee who received the largest dollar amount of Employer Matching Contributions. If necessary, a series of such reductions shall be made until the Average Contribution Percentage for Highly Compensated Employees has been reduced to the highest Average Contribution Percentage that will satisfy the test in Section 3.4.1(a).

          (b)   The income or loss allocable to Excess Aggregate Contributions shall be determined through the end of the Plan Year to which the contributions relate by the Administrative Committee in accordance with applicable regulations.

        3.4.3 Adequate Limit Test

          (a)   If, for any Plan Year, the Average Actual Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions) for all Eligible Participants who are Highly Compensated Employees both exceed 125% of the relevant percentage for all Eligible Participants who are Non-highly Compensated Employees, then the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions) for all Eligible Participants who are Highly Compensated Employees shall not exceed the greater of the following:

            (i)    the sum of (A) 125% of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all Eligible Employees who are Non-highly Compensated Employees, and (B) 2 percentage points plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for such Non-highly Compensated Employees (not to exceed 200% of the lesser of such Average Actual Deferral Percentage or Average Contribution Percentage); or

            (ii)   the sum of (A) 125% of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all Eligible Employees who are Non-highly Compensated Employees, and (B) 2 percentage points plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for such Non-highly Compensated Employees (not to exceed 200% of the greater of such Average Actual Deferral Percentage or Average Contribution Percentage).

          (b)   Notwithstanding anything in this Plan to the contrary, if the Aggregate Limit Test is not met for any Plan Year, then Employer Matching Contributions in excess of the maximum amount permitted by the Aggregate Limit Test shall be allocated to Participants who are Highly Compensated Employees and either distributed or forfeited (as applicable) in accordance with the rules applicable to Excess Aggregate Contributions under Section 3.4.2.

          (c)   This Section 3.4.3 shall not apply to Plan Years beginning after December 31, 2001.

        3.5    Rollover Contributions

        Any Eligible Employee may make a Rollover Contribution to the Plan. A Rollover Contribution shall be in cash only or such other property as may be acceptable under rules established by the Administrative Committee. The Administrative Committee may condition acceptance of a contribution intended to be a Rollover Contribution upon receipt of such documents as it may require. In the event that an Eligible Employee makes a contribution pursuant to this Section 3.5 intended to be a Rollover Contribution but which the Administrative Committee later concludes did not qualify as a Rollover Contribution, the Trustee shall distribute to the Eligible Employee, as soon as practicable after that conclusion is reached, the amount of such contribution, together with any earnings thereon.

        3.6    Timing of Contributions

        The Employer shall transfer Profit-Sharing Contributions to the Trustee no later than the last day prescribed by law for the filing of the Employer's federal income tax return (including extensions thereon) for the taxable year of the Employer which includes the last day of the Plan Year for which such contributions were made. The Employer shall transfer Elective 401(k) Deferrals to the Trustee as soon as practicable following the end of each month, but in no event later than the 15th business day of the month following the month in which the Elective 401(k) Deferral would otherwise have been payable to the Participant in cash. The Employer shall transfer Employer Matching Contributions to the Trustee at such time as it shall determine, but in no event later than the last day prescribed by law for the filing of the Employer's federal income tax (including extensions thereof) for the taxable year of the Employer which includes the last day of the Plan Year for which such contributions were made.

        3.7    Forfeitures

        Any Forfeitures arising under the Plan shall be applied to reduce Employer Matching Contributions and Profit-Sharing Contributions.

        3.8    Limitation on Allocations

        3.8.1 As used in this Section 3.8 and in Section 3.9, each of the following terms shall have the meaning for that term set forth in this Section 3.8.1:

          (a)   Annual Additions means, for each Participant, the sum of the following amounts credited to the Participant's Account for the Limitation Year under this Plan or another Defined Contribution Plan maintained by the Company or an Affiliate:

            (i)    Company or Affiliate contributions;

            (ii)   Employee contributions;

            (iii)  forfeitures;

            (iv)  amounts described in Code Section 415(1)(1) and Code Section 419A(d)(2); and

            (v)   allocations under a simplified employee pension.

Amounts attributable to Rollover Contributions or trust to trust transfers shall not be Annual Additions.

        Excess Deferrals which are not distributed before the April 15 following the taxable year to which they relate and Excess Contributions and Excess Aggregate Contributions shall be treated as Annual Additions.

          (b)   Defined Benefit Fraction means, for any Participant, the fraction (determined as of the last day of the Limitation Year) which shall have a numerator equal to the Projected Annual Benefit of the Participant under all Defined Benefit Plans and a denominator equal to the lesser of:

            (i)    1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Limitation Year; or

            (ii)   1.4 multiplied by 100% of the Participant's average Limitation Compensation for his or her high three years.

          (c)   Defined Contribution Dollar Limitation means $30,000, as adjusted pursuant to Code Section 415(d). Effective for Limitation Years beginning after December 31, 2001, Defined Contribution Dollar Limitation means $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code.

          (d)   Defined Contribution Fraction means, for any Participant, the fraction (determined as of the last day of the Limitation Year) which shall have a numerator equal to the sum of the Participant's Annual Additions and a denominator equal to the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year for which the Participant was credited with a Year of Service:

            (i)    1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such Limitation Year; or

            (ii)   35% of the Participant's Limitation Compensation for such Limitation Year.

          (e)   Excess Amount means the excess of the Participant's Annual Additions for the Limitation Year involved over the Maximum Permissible Amount for that Limitation Year.

          (f)    Limitation Compensation means an Employee's compensation as determined pursuant to Code Section 415(c)(3). Limitation Compensation shall be subject to the adjusted dollar limitation under Code Section 401(a)(17). Effective for Plan Years beginning after December 31, 2001, Limitation Compensation for an Employee for a Plan Year shall not exceed $200,000, as adjusted.

          (g)   Limitation Year means each 12-consecutive month period ending on the same last day as the Plan Year.

          (h)   Maximum Permissible Amount means, for a Limitation Year and with respect to any Participant, the lesser of (i) the Defined Contribution Dollar Limitation, or (ii) 25% of the Participant's Limitation Compensation for the Limitation Year (or 100% of the Participant's Limitation Compensation for the Limitation Year, effective for Limitation Years beginning after December 31, 2001); provided, however, that the percentage of Limitation Compensation limit shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 419A(d)(2)) after Termination of Employment which is otherwise treated as an Annual Addition, or (B) an amount otherwise treated as an Annual Addition under Code Section 415(1)(1). This Section 3.8.1(h) shall not apply to the extent permitted under Plan Section 3.1.2(a) and Section 414(v) of the Code.

          (i)    Protected Annual Benefit means the Participant's annual benefit under a Defined Benefit Plan payable in the form of a straight life annuity computed on the assumptions that the Participant will remain employed until Normal Retirement Age (or his or her current age, if later) and that his or her Limitation Compensation will remain at its current level until that time.

        3.8.2 The amount of Annual Additions which may be credited to the Participant's Accounts for any Limitation Year shall not exceed the Maximum Permissible Amount. If the Employer contribution that could otherwise be made or allocated to the Participant's Account would cause the Annual Additions on behalf of the Participant for the Limitation Year to exceed the Maximum Permissible Amount with respect to that Participant for the Limitation Year, the amount to be contributed or allocated will be reduced so that the Annual Additions on behalf of the Participant for the Limitation Year will equal such Maximum Permissible Amount.

          (a)   Prior to determining the Participant's actual Limitation Compensation for a Limitation Year, the Administrative Committee may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant's Limitation Compensation for that Limitation Year. Such estimated Limitation Compensation shall be uniformly determined for all Participants similarly situated.

          (b)   As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Limitation Compensation for the Limitation Year.

          (c)   If a Participant is credited with an Annual Addition under any other Defined Contribution Plan maintained by the Company or an Affiliate, before any Annual Addition is reduced under such other Defined Contribution Plan, Annual Additions to this Plan shall be reduced to bring all such Plans in conformity with Code Section 415(c).

          (d)   If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Limitation Compensation, a reasonable error in determining the amount of elective deferrals that may be made with respect to any Participant under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section 3.8.2(d), the Annual Additions under the Plan for a particular Participant would cause the limitations of Code Section 415 to be exceeded, then—

            (i)    Elective 401(k) Deferrals shall be returned to the Participant to the extent of the Excess Amount.

            (ii)   If, after the application of Section 3.8.2(d)(i), an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Matching Contributions for such Participant in the next Limitation Year and each succeeding Limitation Year, if necessary.

            (iii)  If, after the application of Section 3.8.2(d)(ii), an Excess Amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account and applied to reduce Employer Matching Contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

        If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year. Any Elective 401(k) Deferrals returned under this Section 3.8.2(d) shall be disregarded for purposes of the Average Actual Deferral Percentage Test set forth in Section 3.3.1(b) and the annual limit on Elective 401(k) Deferrals under Code Section 402(g).

        3.9   Combined Plan Fraction

        In addition to the limitations of Section 3.8, if a Participant has participated in any Defined Benefit Plan and the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction otherwise would exceed 1.0, then the Participant's Defined Contribution Fraction shall be reduced, to the extent necessary, by first limiting contributions to this Plan and then limiting contributions to any other Defined Contribution Plan until such sum equals 1.0.

        This Section 3.9 shall not apply for Plan Years beginning on or after January 1, 2000.

        3.10 Return of Employer Contributions Under Special Circumstances

        Notwithstanding any provision of this Plan to the contrary, upon timely written demand by an Employer to the Trustee:

  (a)
  Any contribution made by the Employer under a mistake of fact shall be returned to tae Employer by the Trustee within one year after the payment of the contribution.

  (b)
  Any contribution made by the Employer shall be returned to the Employer within one year after a current deduction for the contribution under Code Section 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed.

  (c)
  Any contribution made by the Employer shall be returned to the Employer by the Trustee within one year after notification from the Internal Revenue Service following a timely application for determination as to initial qualification that the Plan is not a qualified plan. Contributions returned to the Employer under (a) or (b) shall be net of any investment losses but shad not include any earnings thereon.

        3.11 Profits Not Required

        All contributions to the Plan may be made without regard to the current or accumulated earnings or profits of the Employer. The Plan shall, however, continue to be designated as a profit sharing plan or purposes of the Code.

        3.12 Contributions Conditioned on Deductibility

        All contributions made under the Plan are made on the condition that they are currently deductible under Code Section 404; provided, however, that no contributions shall be returned to the Employer except as provided in Section 3.10.

ARTICLE IV

ACCOUNTS, INVESTMENTS AND ALLOCATIONS

        4.1   Establishment of Participant Accounts

        The Administrative Committee shall establish and maintain an Account in the name of each Participant and shall credit or cause to be credited all amounts allocable to each such Participant to the following subaccounts:

          (a)   401(k) Subaccount—Any Elective 401(k) Deferrals allocable to the Participant and the earnings, losses and expenses attributable thereto.

          (b)   Employer Matching Contributions Subaccount—Any Employer Matching Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

          (c)   Profit-Sharing Contributions Subaccount—Any Profit-Sharing Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

          (d)   Rollover Contributions Subaccount—Any Rollover Contributions allocable to the Participant and the earnings, losses and expenses attributable thereto.

        The maintenance of separate subaccounts under this Section 4.1 is for accounting purposes only, and a physical segregation of assets of the Trust to each separate subaccount shall not be required. Any distribution to a Participant or Beneficiary, or any withdrawal by or loan to a Participant under Article VI, shall be charged to the appropriate subaccount of the Participant in accordance with procedures established by the Administrative Committee.

        4.2   Investment of Funds

        If Investment Funds are established pursuant to Section 12.1, then the contributions and Account Balance of a Participant or the Account Balance of a Beneficiary of a deceased Participant shall be invested among the Investment Funds as directed by the Participant or Beneficiary in accordance with and subject to Section 12.1.2. Investment directions by a Participant or Beneficiary may be made or changed as of each business day once a calendar month, subject to such procedures as may be established by the Administrative Committee (including, but not limited to, requirements for prior notice and investments in minimum increments). In the event that a Participant, for any reason, fails to provide proper initial investment directions, contributions allocated to such Participant shall be entirely invested in an Investment Fund or Funds specified by the Administrative Committee.

        4.3   Allocation of Earnings to Accounts

        All earnings or income received on any investment credited to a Participant's or Beneficiary's Account under the Plan shall be reinvested in additional interests in such investment and shall be credited to such subaccount.

        4.4   Allocation Report

        The Administrative Committee shall deliver to each Participant and Beneficiary of a deceased Participant, at least annually, a statement for the Account of such Participant or Beneficiary which shows the activity since the prior statement date and the market value of the Account as of the current statement date and any other information deemed appropriate by the Administrative Committee.

        4.5   Allocation Corrections

        Any error or omission in the statement provided pursuant to Section 4.4 shall be corrected as necessary to remedy such error or omission.

ARTICLE V

VESTING AND TOP-HEAVY PROVISIONS

        5.1   Determination of Vesting

        5.1.1 A Participant shall at all times have a vested percentage of 100% in the balance of his or her 401(k) Subaccount and Rollover Contributions Subaccount.

        5.1.2 A Participant who has a Termination of Employment due to death or Disability or who has a Termination of Employment on or after attainment of Normal Retirement Age shall have a vested percentage of 100% in his or her Account.

        5.1.3 Except as provided in Section 5.1.2, the vested percentage of a Participant in his or her Employer Matching Contributions Subaccount, and Profit-Sharing Contributions Subaccount shall be determined in accordance with the following schedule:

Completed Years of Vesting Service	Vested Percentage
2 years	25%
3 years	50%
4 years	75%
5 years	100%

        5.1.4 Notwithstanding the foregoing, any Participant who, prior to attaining Normal Retirement Age, has an involuntary or voluntary Termination of Employment as a result of a Reduction in Force shall be 100% vested in his or her Account; provided, however, that such provision shall be implemented in a uniform and nondiscriminatory manner. Effective as of March 1, 2002, this Section 5.1.4 shall apply only to Participants with 3 or more years of Vesting Service on March 1, 2002.

        5.2   Rules for Crediting Vesting Service

        5.2.1 A Participant's Vesting Service shall equal the sum of paragraphs (a), (b), and (c) below.

          (a)   Prior to January 1, 2002, and subject to the limitations set forth in Sections 5.2.2 and 5.2.3, all Years of Service shall be credited for purposes of determining a Participant's Vesting Service.

          (b)   Effective as of January 1, 2002, and subject to the limitations set forth in Sections 5.2.2 and 5.2.3, a Participant shall earn a year of Vesting Service for each one year Period of Service he or she completes. For purposes of determining a one year Period of Service for vesting, non-successive Periods of Service shall be aggregated on the basis that Periods of Service totaling 12 months (with 30 days deemed to be a month in the case of the aggregation of fractional months) or 365 days shall equal a whole year Period of Service. This paragraph (b) shall be interpreted in accordance with the elapsed time method set forth in the regulations under Section 1.410(a)-7 of the Code.

          (c)   In addition, the Company may, in its discretion, grant past service credit for Vesting Service to individuals who become Employees through an acquisition of assets or an entity by an Employer or Affiliate or through a merger or consolidation of an entity with or into an Employer or an Affiliate or any other similar transaction; provided, however, that any such provision shall be subject to the nondiscrimination requirements of Code Section 401(a)(4).

        5.2.2

          (a)   Prior to January 1, 2002, a Participant who has no vested percentage in his or her Employer-Derived Account Balance and who has a Termination of Employment shall, if he or she again becomes an Employee, receive no credit for his or her Years of Service prior to such Termination of Employment if his or her number of consecutive one-year Breaks-in-Service equals or exceeds the greater of five years or his or her Years of Service prior to such Termination of Employment.

          (b)   Effective as of January 1, 2002, a Participant who has no vested percentage in his or her Employer-Derived Account Balance and who has a Termination of Employment shall, if he or she again becomes an Employee, receive no credit for his or her Vesting Service prior to such Termination of Employment if his or her Period of Severance equals or exceeds the greater of five years or his or her Period Service prior to such Termination of Employment. This paragraph (b) shall be interpreted in accordance with the elapsed time method set forth in the regulations under Section 1.410(a)-7 of the Code.

        5.2.3

          (a)   Prior to January 1, 2002, if a Participant who is less than 100% vested in his or her Employer-Derived Account Balance has a Termination of Employment and incurs a Break-in-Service of at least five consecutive Plan Years, then his or her Years of Service after such Break-in-Service shall be disregarded for purposes of vesting in his or her Employer-Derived Account Balance which accrued before such Break-in-Service.

          (b)   Effective as of January 1, 2002, if a Participant who is less than 100% vested in his or her Employer-Derived Account Balance has a Termination of Employment and incurs a Period of Severance of at least five consecutive years, then his or her Period of Service after such Period of Severance shall be disregarded for purposes of vesting in his or her Employer-Derived Account Balance which accrued before such Period of Severance. This paragraph (b) shall be interpreted in accordance with the elapsed time method set forth in the regulations under Section 1.410(a)-7 of the Code.

        5.3   Rules for Crediting Service Upon Termination of Employment

        5.3.1 If a Participant who is less than 100% vested in his or her Employer-Derived Account Balance terminates Employment and receives a complete distribution of his or her vested Employer-Derived Account Balance (or, under Section 6.1.2, is deemed to have received a complete distribution), then the nonvested portion of his or her Employer-Derived Account balance shall be treated as a forfeiture.

        5.3.2 In the event a Participant forfeited any portion of his or her Account in accordance with Section 5.3.1 and again becomes an Eligible Employee prior to incurring a Break-in-Service of at least five consecutive years (or, effective as of January 1, 2002, a Period of Severance equaling at least five consecutive years), the nonvested portion of his or her Account shall be restored to its value as of the date of distribution (or deemed distribution). If the Participant received a distribution, his or her vested portion shall not be less than an amount ("X") determined by the formula: X = P(AB + D) - D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account Balance at the relevant time; D is the amount of the distribution; and the "relevant time" is any time prior to the time at which, under the Plan, the vested percentage in the account cannot increase. The restored amount shall be derived from amounts forfeited during the Plan Year through such Valuation Date and, if such forfeitures are not sufficient, from a contribution by the Employer.

        5.4   Top-Heavy Provisions

        5.4.1 As used in this Section 5.4, each of the following terms shall have the meanings for that term set forth in this Section 5.4.1:

          (a)   Determination Date means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and for the first Plan Year of the Plan, the last day of such Plan Year.

          (b)   Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years. Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, Determination Period means the Plan Year containing the Determination Date.

          (c)   Key Employee means any Employee or former Employee (and the beneficiaries of such Employee) who, at any time during the "Determination Period," was:

            (i)    an officer of the Company or an Affiliate having an annual Limited Compensation greater than 50% of the Defined Benefit Dollar Limitation for any Plan Year within the Determination Period or, effective for Plan Years beginning after December 31, 2001, an officer of the Company or an Affiliate having an annual Limited Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)(A));

            (ii)   an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Company or an Affiliate if such individual's compensation exceeds 100% of the Defined Contribution Dollar Limitation; provided, however, that this subparagraph (ii) shall not apply for Plan Years beginning after December 31, 2001;

            (iii)  a "5% owner" (as defined in Code Section 416(i)) of a Company or an Affiliate; or

            (iv)  a "1% owner" (as defined in Code Section 416(i)) of a Company or an Affiliate who has an annual Limitation Compensation in excess of $150,000.

          (d)   Limitation Compensation means an amount determined in accordance with Section 3.8.1(f).

          (e)   Non-Key Employee means any Employee who is not a Key Employee.

          (f)    Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

          (g)   Required Aggregation Group means (i) each Qualified Plan of the Company or an Affiliate in which at least one Key Employee participates, and (ii) any other Qualified Plan of the Company or an Affiliate which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) and Code Section 410.

          (h)   Super Top-Heavy Plan means the Plan, if the Top-Heavy Ratio, as determined under the definition of Top-Heavy Plan, exceeds 90%.

          (i)    Top-Heavy Plan means, for any Plan Year, the Plan if any of the following conditions exists:

            (i)    If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

            (ii)   If the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

            (iii)  If the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Solely for the purposes of determining whether the Plan or any other plan included in an aggregation group is a Top-Heavy Plan, the accrued benefit of a Non-Key Employee shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth in Code Section 411(b)(1)(C).

          (j)    Top-Heavy Ratio means, for the Plan, alone, or for the Required or Permissive Aggregation Group, as appropriate, either (i) or (ii) below:

            (i)    If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate has never maintained any Defined Benefit Plan which, during the five (5) year period ending on the Determination Date, has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date), in each case computed in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

            (ii)   If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate maintains or has maintained one or more Defined Benefit Plans which, during the five year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (i) above, plus the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination Date and the denominator of which is the sum of the account balances under the aggregate Defined Contribution Plans for all Participants, determined in accordance with (i) above, plus the present value of accrued benefits under the Defined Benefit Plans for all such Participants as of the Determination Date, all determined in accordance with Code Section 416; provided, however, that both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of any accrued benefit under a Defined Benefit Plan made in the five year period ending on the Determination Date,

            (iii)  For purposes of determining the Top-Heavy Ratio, the value of account balances will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a Defined Benefit Plan. The account balances of any Participant (a) who is a Non-Key Employee but who was a Key Employee in a prior year, or (b) who has not performed an Hour of Service with the Company or any Affiliate at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416. When aggregating plans, the value of account balances will be calculated with reference to the Determination Dates that fall within the same calendar year.

Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, Top-Heavy Ratio means, for the Plan, alone, or for the Required or Permissive Aggregation Group, as appropriate, either (iv) or (v) below:

            (iv)  If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate has never maintained any Defined Benefit Plan which, during the one year period ending on the Determination Date, has or has had accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances, in each case computed in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416; and further provided, however, that the numerator and denominator of the Top-Heavy Ratio shall include any part of any account balance distributed within the one year period ending on the Determination Date due to severance from employment, separation from service, death, or disability, and shall also include any part of any account balance distributed for any other reason within the five year period ending on the Determination Date.

            (v)   If the Company or any Affiliate maintains one or more Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code Section 408(k)) and the Company or any Affiliate maintains or has maintained one or more Defined Benefit Plans which, during the one year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (iv) above, plus the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination Date and the denominator of which is the sum of the account balances under the aggregate Defined Contribution Plans for all Participants, determined in accordance with (iv) above, plus the present value of accrued benefits under the Defined Benefit Plans for all such Participants as of the Determination Date, all determined in accordance with Code Section 416; provided, however, that the numerator and denominator of the Top-Heavy Ratio shall include any accrued benefit under a Defined Benefit Plan distributed within the one year period ending on the Determination Date due to severance from employment, separation from service, death, or disability, and shall also include any part of any account balance distributed for any other reason within the five year period ending on the Determination Date.

            (vi)  Effective for Plan Years beginning after December 31, 2001, for purposes of determining the Top-Heavy Ratio, the value of account balances will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a Defined Benefit Plan. The account balances of any Participant who (a) is a Non-Key Employee, but who was a Key Employee in a prior year, or (b) has not performed an Hour of Service with the Company or any Affiliate at any time during the one year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416. When aggregating plans, the value of account balances will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (k)   Top-Heavy Valuation Date means the date as of which account balances or accrued benefits are valued to calculate the Top-Heavy Ratio.

        5.4.2 If the Plan is determined to be a Top-Heavy Plan as of any Determination Date, then notwithstanding any Plan provision to the contrary, it shall be subject to the rules set forth in the balance of this Section 5.4, beginning with the first Plan Year commencing after such Determination Date.

        5.4.3

          (a)   Except as provided in Section 5.4.3(b), and except to the extent any other Defined Contribution Plan (except for The Rockwood Specialties Inc. Money Purchase Pension Plan) or Defined Benefit Plan provides such minimum benefit to the Participant, for any Plan Year in which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Profit-Sharing Contributions Subaccount of any Participant who is a Non-Key Employee (whether or not such Participant has completed 1,000 Hours of Service in that Plan Year) with respect to that Plan Year shall not be less than the smaller of:

            (i)    3% of such Participant's Limitation Compensation, or

            (ii)   the largest percentage of contributions and forfeitures, as a percentage of the Key Employee's Compensation, allocated to the Account of any Key Employee for that year.

Effective for Plan Years beginning after December 31, 2001, Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this paragraph (a). The preceding sentence shall apply with respect to Employer Matching Contributions under this Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, employer matching contributions under such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall also be counted for purposes of the Average Contribution Percentage test of Plan Section 3.4.1 and other requirements of Code Section 401(m).

          (b)   The provision in (a) above shall not apply to any Participant who was not employed by the Company or an Affiliate on the last day of the Plan Year.

          (c)   If the Plan is a Top-Heavy Plan, the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall be determined by substituting "1.0" for "1.25" in Sections 3.8.1(b) and 3.8.1(d) unless the Plan meets the requirements of Code Section 416(h)(2)(B) and the minimum benefit provided in Section 5.4.3(a) is increased by 1%. This paragraph (c) shall not apply for Plan Years beginning on or after January 1, 2000.

        5.4.4 In the event that any provision of this Section 5.4 is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

ARTICLE VI

AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS

        6.1   Termination of Employment

        6.1.1 Upon a Termination of Employment which constitutes a "separation from service" under Code Section 401(k), a Participant shall be entitled to receive the vested portion of his or her Account Balance, determined as of the Valuation Date next following his or her Benefit Commencement Date, as determined under Section 6.1.2. Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2001, a Participant shall be entitled to receive the vested portion of his or her Account Balance upon a Termination of Employment which constitutes a "severance from employment" under Code Section 401(k). The preceding sentence shall apply to Participants regardless of when the severance from employment occurred.

        6.1.2

          (a)   Subject to (b) and (c) below, and Section 6.2, a Participant's Benefit Commencement Date shall be the date determined under Section 6.1.3.

          (b)   A Participant who terminates Employment prior to his or her Normal Retirement Date may make a written election (with Spousel Consent, if married) to receive his or her vested Account Balance as of a date prior to his or her Normal Retirement Date, provided such election is made during the 90-day period preceding his Benefit Commencement Date. The Administrative Committee shall notify the Participant (and the Participant's Spouse, if any) of the right to defer any distribution until the Participant's Required Distribution Date. Such notification shall include a general description of the material features of the optional forms of benefit under the Plan in a manner which would satisfy the notice requirements of Treasury Regulations Section 1.411(a)-11. Such notice shall be provided no less than 30 days and no more than 90 days prior to the Benefit Commencement Date. However, distribution may commence less than 30 days after such notice is provided, so long as (i) the Participant (and his or her Spouse, if applicable) has been provided with information that clearly indicates that he or she has at least 30 days to consider whether to consider the decision of whether or not to elect a distribution; and (ii) the Participant (and his or her Spouse, if applicable) affirmatively elects a distribution.

          (c)   Notwithstanding (b) above, if a Participant's vested Account Balance does not exceed $5,000 ($3,500 for Plan Years beginning on or before August 5, 1997), the Participant's vested Account Balance shall be paid to him or her in a lump sum distribution as soon as practicable following his or her Termination of Employment. For this purpose, if a Participant does nlot have a vested interest in any subaccount (and thus is not entitled to any distribution from such subaccount), the Participant shall be deemed to have received a complete distribution of his or her interest in such subaccount upon termination of Employment.

        6.1.3 Unless the Participant otherwise elects, in no event shall he or she begin to receive a benefit later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

          (a)   the date the Participant attains his or her Normal Retirement Age;

          (b)   the Participant's termination of employment; or

          (c)   the 10th anniversary of the year in which the Participant commenced participation in the Plan.

        Notwithstanding the foregoing, a Participant who terminates employment may elect to defer receipt of his or her benefit until his or her Required Distribution Date. In no event shall a Participant begin to receive his or her benefit later than is required under Section 6.2.3.

        6.2   In-Service Distributions

        6.2.1 Prior to Termination of Employment, a Participant who is at least age 59 1/2 may elect to withdraw all or any part of his or her vested Account Balance; provided, however, that any such withdrawal shall be permitted only if Spousal Consent (if married) to the withdrawal is obtained within 90 days prior to the date of the withdrawal, and provided, further, that any such withdrawal shall be subject to such rules and procedures as the Administrative Committee may establish. Effective as of April 3, 2000, a Participant who has incurred a Disability may also elect to withdraw all or any part of his or her vested Account Balance in accordance with this Section 6.2.1.

        6.2.2 Prior to Termination of Employment, a Participant may request a distribution from his or her 401(k) Subaccount due to hardship. The amount of a hardship withdrawal from a Participant's 401(k) Subaccount shall not exceed the amount of his or her Elective 401(k) Deferrals (without earnings). A hardship withdrawal shall be permitted only if (1) the Administrative Committee determines that it is due to an immediate and heavy financial need (in accordance with (a) below) and is necessary to satisfy such financial need (in accordance with (b) below), and (2) the Participant obtains Spousal Consent to such withdrawal within 90 days prior to the date of the withdrawal. A withdrawal under this Section 6.2.2 shall be subject to such rules and procedures as the Administrative Committee may establish.

          (a)   A distribution shall be considered due to an immediate and heavy financial need only if it is due to:

            (i)    medical expenses described in Code Section 213(d) of the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152);

            (ii)   the purchase (excluding mortgage payments) of a principal residence for the Participant;

            (iii)  the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his or her Spouse, children or dependents;

            (iv)  the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence:

            (v)   the funeral expenses of a member of the Participant's family; or

            (vi)  any other condition or event which the Commissioner of the Internal Revenue Service determines is a deemed immediate and financial need.

          (b)   A distribution will be considered necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

            (i)    the distribution will not be in excess of (A) the amount of the immediate and heavy financial need of the Participant, plus (B) such amount as the Administrative Committee deems necessary to provide for federal, state and local income and penalty taxes which may reasonably be anticipated to result from the distribution;

            (ii)   the Participant is unable to satisfy the need by borrowing from commercial sources on reasonable commercial terms;

            (iii)  the Participant has made reasonable liquidation of his or her assets;

            (iv)  the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer and the Affiliates;

            (v)   the Participant's Elective 401(k) Deferrals will be suspended for at least 12 months after receipt of the hardship distribution (or, effective for hardship distributions made after December 31, 2001, at least 6 months after the receipt of the hardship distribution);

            (vi)  elective contributions and employee contributions to other qualified and nonqualified deferred compensation plans, such as stock options, stock purchase and similar plans and cash or deferred arrangements under a cafeteria plan within the meaning of Code Section 125, but not including health or welfare benefit plans, shall be suspended for at least 12 months after receipt of the hardship withdrawal (or, effective for hardship distributions made after December 31, 2001, at least 6 months after the receipt of the hardship distribution); and

            (vii) effective for Plan Years beginning on or before December 31, 2001, the Participant may not make Elective 401(k) Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year, less the amount of such Participant's Elective 401(k) Deferrals for the taxable year of the distribution.

          (c)   With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This reliance on the proposed regulations shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

        6.2.3 Notwithstanding any provision in this Plan to the contrary, distribution of a Participant's vested Account Balance shall be subject to the requirements of this Section 6.2.3 and Section 8.3 and shall be made in accordance with Code Section 401(a)(9) and the regulations thereunder.

          (a)   Distribution of a Participant's vested Account Balance shall commence no later than the "Required Beginning Date" (as defined below). If not made in a single sum, such distribution shall be made over one of the following periods (or a combination thereof): (i) the life of the Participant, (ii) the life of the Participant and his or her "Designated Beneficiary" (as defined below), (iii) a period certain not extending beyond the life expectancy of the Participant, or (iv) a period certain not extending beyond the joint and last survivor life expectancy of the Participant and his or her Designated Beneficiary. For this purpose—

            (1)   Life expectancies shall be recalculated after the Required Beginning Date in accordance with procedures established by the Administrative Committee;

            (2)   "Required Beginning Date" shall mean the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or retires; provided, however, that for a 5% owner (as defined in Code Section 416(i)), "Required Beginning Date" shall mean the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, whether or not he or she has retired; and

            (3)   "Designated Beneficiary" shall mean an individual who is designated as a Participant's Beneficiary or any trust which is designated as the Participant's Beneficiary and satisfies the requirements of the Treasury Regulations promulgated under Code Section 401(a)(9).

Notwithstanding (2) above, a Participant who is not a 5% owner may elect to commence distribution of his or her benefit at any time on or after April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2, even if such Participant is still an Employee.

          (b)   If a Participant dies after distribution of his or her vested Account Balance has begun, the remaining portion of his or vested Account Balance shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

        6.2.4 Effective as of April 3, 2000, prior to Termination of Employment, a Participant may elect to withdraw all or any part of his or her Rollover Contributions Subaccount; provided, however, that any such withdrawal shall be permitted only if Spousal Consent to the withdrawal is obtained within 90 days prior to the date of the withdrawal, and provided, further, that any such withdrawal shall be subject to such rules and procedures as the Administrative Committee may establish.

        6.3   Loans

        6.3.1 A Participant or Beneficiary who is a "party in interest" within the meaning of ERISA Section 3(14) may submit an application to the Administrative Committee to borrow from his or her

Account an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer and Affiliates, is not in excess of the lesser of:

          (a)   $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Plan or any other qualified retirement plan maintained by the Employer or an Affiliate during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of any such other loan on the date on which the loan is made, or

          (b)   50% of the vested portion of his or her Account Balance.

        6.3.2 If approved, each such loan shall comply with the following conditions:

          (a)   It shall be evidenced by a negotiable promissory note.

          (b)   The rate of interest payable on the unpaid balance of such loan shall be a reasonable rate determined by the Administrative Committee.

          (c)   The loan, by its terms, must require substantial level amortization of repayments (to be made not less frequently than quarterly) within five years; provided, however, that if the proceeds of the loan are used to acquire any dwelling unit which, within any reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant, the repayment schedule may be for a reasonable term in excess of five years.

          (d)   In the event of a default, foreclosure on the promissory note will not occur until a distributable event occurs under Article VI or Article VIII. Notwithstanding the foregoing, effective for loans obtained on or after March 1, 2002, upon the failure of a Participant to make loan payments because of the bankruptcy of the Participant or some other event of default set forth in the promissory note, or upon the occurrence of a distributable event under Article VI or Article VIII, such loan will become due and payable, and the unpaid balance of such loan, including any unpaid interest, may, in the Administrative Committee's discretion, be charged against the Participant's Account Balance. The unpaid balance of such loan, including unpaid interest, shall be charged against the Participant's Account Balance before any distribution to the Participant or a Beneficiary.

          (e)   The loan shall be adequately secured; provided however, that not more than 50% of the Participant's vested Account Balance shall be used as security for a loan.

          (f)    A Participant must obtain Spousal Consent to any loan within the 90-day period prior to the time any portion of the Participant's Account Balance is used to secure the loan. A new Spousal Consent must be obtained in the event the loan is renegotiated, extended, renewed, or otherwise revised.

        6.3.3 Any loan of a Participant shall be charged solely against the Account of the borrowing Participant. Principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be borne solely by that Account.

        6.3.4 The Administrative Committee may adopt written rules and procedures for loans which are hereby incorporated by reference.

        6.3.5 Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Administrative Committee may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, the ability to repay through payroll deductions and other factors that may adversely affect the ability to assure repayment through payroll deduction.

        6.3.6 Plan loans under this Section 6.3 shall be administered in accordance with Code Section 72(p) and the regulations thereunder.

ARTICLE VII

FORMS OF PAYMENT OF ACCOUNTS

        7.1   Methods of Distribution

        For married Participants, the "Normal Form" of benefit is a Qualified Joint and Survivor Annuity. For Participants who do not have a Spouse on their Benefit Commencement Dates, the Normal Form of benefit is a single life Annuity purchased from an insurance company with the Participant's distribution amount which is payable for the Participant's life. All distributions from a Participant's vested Account under Article VI (other than a loan), shall be distributed in the Normal Form unless the Participant elects one of the following optional forms of distribution in accordance with Section 7.2:

          (a)   a lump sum distribution;

          (b)   an Annuity Contract which may be purchased from an insurance company with the Participant's distribution amount;

          (c)   prior to April 3, 2000, quarterly installments of the Participant's distribution payable for five years; or

          (d)   on or after April 3, 2000, monthly, quarterly or annual installments of the Participant's distribution payable over any period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's designated Beneficiary.

        Notwithstanding the foregoing, for distributions beginning on or after June 1, 2002, the "Normal Form" of benefit for all Participants shall be a lump sum distribution. Distributions from a Participant's vested Account under Article VI (other than a loan), shall be distributed in the Normal Form unless the Participant elects to receive his or her benefit in monthly, quarterly or annual installments, payable over any period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and the Participant's designated Beneficiary.

        Distributions shall be subject to the requirements of Code Section 401(a)(9). Effective as of April 3, 2000, a Participant who has elected to receive an installment distribution may at any time elect to discontinue such installment payments and have the unpaid vested Account Balance paid in a lump sum distribution. In the event a Participant who has elected to receive an installment distribution dies after his or her Benefit Commencement Date but before the payment of the final installment, the unpaid installments shall be paid to the Participant's Beneficiary. The Beneficiary may elect to continue receiving such installments or to have the unpaid vested Account Balance paid in a lump sum distribution. In the event a Participant dies before his or her Benefit Commencement Date, any election of a form of payment shall be void, and the Participant's vested Account Balance shall be distributed in accordance with Article VIII.

        7.2   Election of Optional Forms

        7.2.1 At any time within the 90-day period preceding a Participant's Benefit Commencement Date, the Participant may elect in writing not to receive the Normal Form of benefit and to receive instead an optional four of benefit payment provided for in Section 7.1. Married Participants must have Spousal Consent in order to waive the Normal Form and elect an optional benefit form. Any Spousal Consent to a Participant's election of an optional form of benefit snail specify the form of benefit and the Beneficiary.

        Notwithstanding the foregoing, effective for distributions beginning on or after June 1, 2002, an optional form of benefit payment provided for in Section 7.1 may be elected in accordance with procedures established by the Administrative Committee, which are hereby incorporated by reference.

        7.2.2 The Administrative Committee shall provide to each Participant, within the period beginning 90 days before and ending 30 days before the Participant's Benefit Commencement Date, a written explanation in non-technical terms of:

          (a)   the terms and conditions of the Qualified Joint and Survivor Annuity and the optional forms of benefit;

          (b)   the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

          (c)   the rights of the Participant's Spouse under this Section 7.2;

          (d)   the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and

          (e)   if applicable, the right to defer distribution until Normal Retirement Age.

Notwithstanding the foregoing, the Administrative Committee may provide a Participant with the above written explanation after the Participant's Benefit Commencement Date so long as the actual distribution does not commence until at least 30 days after such written explanation is provided, subject to Section 7.2.3. The Administrative Committee may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrative Committee considers necessary or appropriate so that this Section 7.2 is implemented in such a manner as to comply with Code Section 401(a)(11) and Code Section 417. This Section 7.2.2 shall not apply to Participants with a Benefit Commencement Date on or after June 1, 2002.

        7.2.3 Notwithstanding Section 7.2.2 above, distribution of a Participant's benefit may begin less than 30 days after receipt of the written explanation if:

          (a)   The Participant has been provided with information that clearly indicates that he or she has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity; and

          (b)   The Participant is permitted to revoke any affirmative election at least until the Benefit Commencement Date or, if later, at any time within the seven-day period beginning the day after the written explanation is provided.

        7.2.4 A Participant with a Benefit Commencement Date before June 1, 2002, may revoke his or her election to take an optional form of benefit without Spousal Consent and take the Qualified Joint and Survivor Annuity or elect a different optional form of benefit in accordance with Section 7.2 at any time within the 90-day period prior to the Participant's Benefit Commencement Date. The number of revocations shall not be limited.

        7.3   Direct Rollovers

        7.3.1 Notwithstanding any provision in this Plan to the contrary, a Participant or a Beneficiary who is the Surviving Spouse of a Participant may elect to have all or a portion of any amount payable to him or her from the Plan which is an "eligible rollover distribution" (as defined in Section 7.3.2 below) transferred directly to an "eligible retirement plan" (as defined in Section 7.3.2 below). Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the time and manner of the election in accordance with Code Section 401(a)(31).

        7.3.2 For purposes of this Section 7.3:

          "Eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee other than: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary; (2) any distribution for a specified period of ten years or more; (3) any distribution to the extent such distribution is required under Code Section 401(a)(9); or (4) the portion of any distribution that is not includable in gross income. Effective as of January 1, 2000, hardship withdrawals under Section 6.2.2 shall not be eligible rollover distributions, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          Eligible retirement plan" shall mean, with respect to a Participant, an individual retirement account or annuity described in Code Section 408(a) or 408(b)("IRA"), an annuity plan described in Code Section 403(a) or a qualified plan described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. Notwithstanding the foregoing, effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

          For distributions prior to January 1, 2002, with respect to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, "eligible retirement plan" shall mean an IRA. However, effective for distributions made after December 31, 2001, "eligible retirement plan" for a Surviving Spouse or for an alternate payee Spouse or former Spouse shall have the same meaning as for a Participant, as set forth above.

ARTICLE VIII

DEATH BENEFITS

        8.1    Payment of Account Balances

        8.1.1    In the event of the death of a Participant while an Employee, the Participant's entire Account Balance shall be payable to his or her Beneficiary. In the event of the death of a Participant after Termination of Employment but before his or her Benefit Commencement Date, the Participant's vested Account Balance shall be payable to his or her Beneficiary. If Section 8.1.2 does not apply, benefits shall be payable as soon as practicable after the Participant's death in a lump sum distribution unless the Beneficiary instead elects one of the optional forms of benefit available under Section 7.1. In the event of a Participant's death after his or her Benefit Commencement Date, any unpaid vested Account Balance shall be payable in accordance with the form of benefit elected by the Participant under Article VII.

        8.1.2    Except in the event of a Participant's death after the distribution of his or her benefit has begun, if the Participant's Beneficiary is the Participant's Surviving Spouse, the benefit payable under Section 8.1.1 shall be paid in the form of a Qualified Pre-Retirement Survivor Annuity unless the Surviving Spouse elects one of the optional forms available under Section 7.1 in lieu of the Qualified Pre-Retirement Survivor Annuity within the 90-day period preceding the Benefit Commencement Date. This election must satisfy the requirements of Section 7.2. Such Qualified Pre-Retirement Survivor Annuity benefit shall be payable as soon as practicable after the Participant's death, provided that distribution shall not be made prior to the date which would have been the Participant's Normal Retirement Date without the Surviving Spouse's written consent. Notwithstanding the preceding two sentences, if the benefit payable to a Surviving Spouse under Section 8.1.1 does not exceed $5,000 ($3,500 for Plan Years beginning on or before August 5, 1997), it shall be paid as soon as practicable following the Participant's death in a lump sum distribution. A Surviving Spouse to whom a lump sum distribution is payable may elect a direct rollover to the extent permitted by Section 7.3. This Section 8.1.2 shall not apply to Participants with a Benefit Commencement Date on or after June 1, 2002.

        8.2    Beneficiary

        8.2.1    Subject to Sections 8.2.2, 8.2.3, 8.2.4, and 8.2.5 below, a Participant may, with Spousal Consent (if married), designate a person or persons as his or her Beneficiary by filing a written designation of Beneficiary with the Administrative Committee in the time and manner established by the Committee. If no valid designation of Beneficiary is in effect at the time of the Participant's death, or if the designated Beneficiary does not survive the Participant, the Beneficiary shall be the Participant's Surviving Spouse or, if there is no Surviving Spouse, the Participant's estate. For this purpose, if the Participant and the Beneficiary die simultaneously, or if there is not sufficient evidence to establish who died first, the Participant shall be deemed to have survived the Beneficiary.

        8.2.2

        (a)   Except as provided in (b) below, a married Participant may only waive the Qualified Pre-Retirement Survivor Annuity form of benefit and designate someone other than his or her Spouse as Beneficiary after the first day of the Plan Year in which the Participant reaches age 35 or, if earlier, after the date the Participant terminates Employment, in accordance with Section 8.2.1 above. Such a waiver and Beneficiary designation shall not be valid unless the Participant receives, within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be compared to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor

Annuity in Section 7.2 above and must satisfy requirements comparable to those provided in Section 7.2, including notice and Spousal Consent requirements.

        (b)   A married Participant who will not have attained age 35 as of the end of the current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity form of benefit and may, in accordance with Section 8.2.1 above, designate a non-Spouse Beneficiary. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required under Section 7.2. Qualified Pre-Retirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section. Such election shall be automatically revoked on the first day of the Plan Year in which the Participant will reach age 35. The Participant's Spouse will then be his or her Beneficiary unless the Participant makes another designation of Beneficiary in accordance with Section 8.2.1 above. The Administrative Committee shall provide a married Participant with a notice similar to that provided under Section 7.2.2 with respect to a Participant's right to designate someone other than his or her Spouse as Beneficiary. Such notice shall be provided within the one year period ending after the date the individual first becomes a Participant.

        (c)   This Section 8.2.2 shall not apply to Participants with a Benefit Commencement Date on or after June 1, 2002.

        8.2.3    The Administrative Committee shall provide a married Participant with a Benefit Commencement Date before June 1, 2002, with a notice similar to that provided under Section 7.2.2 with respect to a Participant's right to designate someone other than his or her Spouse as Beneficiary. Such notice shall be provided within the one year period ending after the date the individual first becomes a Participant.

        8.2.4    Any prior designation of a Beneficiary shall be automatically revoked upon the subsequent marriage or remarriage of the Participant.

        8.2.5    Effective for distributions made on or after March 1, 2002, to the extent permitted by law and subject to any valid qualified domestic relations order (as defined in Code Section 414(p)), a Participant's designation of his or her Spouse as Beneficiary shall be automatically revoked upon the Participant's subsequent divorce. The Participant shall not be prevented from re-designating a former Spouse as his or her Beneficiary following a divorce.

        8.3    Required Commencement

        Notwithstanding any other provision of the Plan to the contrary, if a Participant dies before his or her Benefit Commencement Date, the Participant's entire interest must be distributed within five years after the Participant's death, except that if the designated Beneficiary is the Participant's Surviving Spouse, then distributions must begin (a) within one year of the Participant's death, or (b) the date the Participant would have attained age 70-1/2.

ARTICLE IX

FIDUCIARIES

        9.1    Named Fiduciaries

        9.1.1    The Administrative Committee shall be a "named fiduciary" (within the meaning of Section 402(a)(2) of ERISA) of the Plan, with authority to control and manage the operation and administration of the Plan.

        9.1.2    The Company shall be the "administrator" and "plan administrator" (within the meaning of ERISA Section 3(16)(A) and Code Section 414(g), respectively) with respect to the Plan.

        9.1.3    The Trustee shall be a "named fiduciary" (within the meaning of ERISA Section 402(a)(2)) of the Plan, with the authority to manage and control Trust assets in accordance with the terms of the Trust Agreement.

        9.1.4    There are no "named fiduciaries" of the Plan other than the Administrative Committee and the Trustee.

        9.2    Employment of Advisers

        Each named fiduciary shall be authorized, to the extent it deems advisable, to designate persons who are not named fiduciaries to carry out fiduciary responsibilities allocated to it, to retain accountants, agents, attorneys, actuaries and other professional consultants and to rely upon information, statistics or analysis provided by any of such persons.

        9.3    Multiple Fiduciary Capacities

        Any "named fiduciary" with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any other "fiduciary" (as defined in ERISA Section 3(21)) with respect to the Plan may serve in more than one fiduciary capacity.

        9.4    Payment of Expenses

        The reasonable expenses incident to the operation of the Plan, including, without limitation, the compensation of the Trustee, consultants, attorneys, fiduciaries and other advisors, shall be paid out of the Trust, to the extent not paid by the Employer. All members of the Administrative Committee shall serve without compensation from the Trust. Any determination by the Employer to pay all or part of any expense shall not in any way limit the Employer's right to determine to have similar or other expenses paid out of the Trust assets at any other time.

        9.5    Indemnification

        To the extent not prohibited by state or federal law, the Company and each Participating Affiliate, jointly and severally, agree to, and shall, indemnify and hold harmless any member of the Administrative Committee or any other Employee, officer or director of an Employer from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person's responsibilities with respect to the Plan, other than by reason of willful misconduct or a willful failure to act.

ARTICLE X

TRUSTEE AND TRUST FUND

        10.1    Establishment of Trust

        A Trust Agreement shall be executed between the Company and the Trustee, which agreement shall provide for the creation of the Trust to receive and hold all contributions and earnings therefrom. Benefits provided under the Plan and expenses of administration of the Plan shall be paid from the assets held in the Trust as directed by the Administrative Committee and the Company, respectively.

        10.2    Powers and Duties of the Trustee

        10.2.1    The Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan in accordance with the terms of the Trust Agreement.

        10.3    Exclusive Benefit

        Except as provided in Section 3.10, the Trust shall be maintained for the exclusive purpose of providing Plan benefits to Participants and their beneficiaries and paying the expenses of administration of the Plan and the Trust to the extent not paid by the Employer.

        10.4    Delegation of Responsibility

        The Trustee may designate persons, including persons other than "named fiduciaries" (as defined in ERISA Section 402(a)(2)), to carry out the specified responsibilities of the Trustee and shall not be liable for any act or omission of a person so designated.

ARTICLE XI

PLAN ADMINISTRATION

        11.1    The Administrative Committee

        11.1.1    Administrative Committee members shall be appointed by the Company and may be removed by the Company at its discretion. Unless the Company otherwise provides, any member of the Administrative Committee who is an Employee of the Company or an Affiliate at the time of his or her appointment will be considered to have resigned from the Administrative Committee when no longer an Employee. Employees of the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Administrative Committee.

        11.1.2    If more than one member is appointed, the Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. However, if less than three members are appointed, the Administrative Committee shall act only upon the unanimous consent of its members. The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

        11.1.3    A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating solely to himself or herself unless such person is the sole member of the Administrative Committee.

        11.2    Administrative Committee Powers and Duties

        The Administrative Committee is allocated such duties and powers as may be necessary to discharge its duties hereunder including, without limitation, the exclusive and discretionary authority to perform the following functions:

        (a)   To make such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

        (b)   To interpret and construe the Plan, to resolve any Plan ambiguities and to decide any and all matters arising hereunder including, without limitation, questions of fact as to eligibility to participate in the Plan or receive benefits under the Plan or the amount and timing of benefits under the Plan; provided however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all similarly situated persons and shall be conclusively binding upon all persons interested in the Plan. The Administrative Committee has discretionary authority to grant or deny benefits under this Plan. Benefits under the Plan will be provided only if the Administrative Committee decides, in its sole discretion, that the applicant is entitled to them;

        (c)   To select the Investment Funds;

        (d)   To appoint one or more insurance companies;

        (e)   To appoint one or more Investment Managers;

        (f)    To establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

        (g)   To monitor the limits on contributions under Article III and to take action to assure that such limits are satisfied for each Plan Year;

        (h)   To authorize disbursements from the Trust;

        (i)    To prescribe procedures to be followed by Participants or Beneficiaries who file applications for benefits;

        (j)    To approve the design of enrollment forms, Beneficiary designation forms and any other forms utilized in the administration of the Plan;

        (k)   To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information concerning the Plan;

        (l)    To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

        (m)  To establish such written procedures as it shall deem necessary or proper to determine the qualified status, pursuant to Code Section 414(p) of any domestic relations order received by the Administrative Committee which affects the right of a Participant and any alternate payee to payment of benefits under the Plan, and to administer distributions pursuant to any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order within the meaning of Code Section 414(p);

        (n)   To delegate, by written instrument to one or more administrative subcommittees with respect to each Employer, such of the powers and duties allocated herein to the Administrative Committee as it deems advisable; any such subcommittee shall consist of persons appointed by the Administrative Committee, taking into consideration designations recommended by the principal executive officer of any Employer; and

        (o)   To make recommendations to the Company concerning amendments to the Plan.

        11.3    Claims Procedure

        The Administrative Committee hereby adopts the procedure set forth below for reviewing benefits claims under the Plans:

        (a)   A Participant or Beneficiary shall submit all claims for benefits under the Plans in writing to the Administrative Committee.

        (b)   The Administrative Committee shall send to the Participant or Beneficiary written notice of its decision within ninety (90) days of receiving the claim. The period may be extended to one hundred eighty (180) days if the Administrative Committee notifies the claimant in writing within the initial ninety (90) day period that special circumstances exist which require an extension of the period. Effective for claims filed on or after January 1, 2002, if an extension is necessary, the claimant shall also be notified of the special circumstances that warrant the extension and the date by which the Plan expects to render a decision within the initial ninety (90) day period. The written decision from the Administrative Committee shall set forth:

          (i)    the specific reasons for the decision;

          (ii)   the specific Plan provisions upon which the decision is based;

          (iii)  a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim for benefits and an explanation of the reasons why such material or information is necessary;

          (iv)  information regarding procedures for submitting a request for review of the decision on the claim; and

          (v)   or claims filed on or after January 1, 2002, a statement of the claimant's right to bring an action under ERISA Section 502(a) following an adverse benefit determination on review.

        If no decision is received after 90 days, the Participant or Beneficiary should deem the claim denied.

        (c)   If the Administrative Committee denies the claim in whole or in part, the Participant or Beneficiary may submit a written request for review to the Administrative Committee within sixty (60) days of the notice of denial, pursuant to the procedures referenced in paragraph (b)(iv) above. The Participant or Beneficiary shall set forth all the grounds upon which the request for review is based and may submit issues or comments in writing. The Participant or Beneficiary (or his or her duly authorized representative) shall be entitled to review pertinent documents. Effective for claims filed on or after January 1, 2002, the Participant or Beneficiary shall also be entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

        (d)   The Administrative Committee shall send the Participant or Beneficiary written notice of its decision within sixty (60) days after the Administrative Committee receives the request for review The review period may be extended to one hundred twenty (120) days if the Administrative Committee notifies the claimant within the initial sixty (60) day period that special circumstances exist which require an extension of the review period. Effective for claims filed on or after January 1, 2002, if an extension is necessary, the claimant shall also be notified of the special circumstances that warrant the extension and the date by which the Plan expects to render a decision within the initial sixty (60) day period. The Administrative Committee's written decision shall set forth the specific reasons for the decision and the Plan provision on which the decision is based. For claims filed on or after January 1, 2002, the Administrative Committee's written decision shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and a statement of the claimant's right to bring an action under ERISA Section 502(a). All such decisions of the Administrative Committee shall be final, conclusive and binding upon all Participants, Beneficiaries, and other interested persons. If no decision is received after sixty (60) days, the Participant should deem the claim on review denied.

        (e)   If applicable, claims for benefits due to Disability filed on or after January 1, 2002, shall be decided in accordance with Section 2560.503-1 of the Department of Labor regulations.

        11.4    Delegation of Responsibility

        The Administrative Committee may designate persons, including persons other than "named fiduciaries" (as defined in ERISA Section 402(a)(2)), to carry out the specified responsibilities of the Administrative Committee and shall not be liable for any act or omission of a person so designated.

ARTICLE XII

MANAGEMENT, CONTROL AND INVESTMENT OF PLAN ASSETS

        12.1    Investment Funds

        12.1.1    The Administrative Committee may establish one or more Investment Funds as it shall from time to time determine for the investment of a Participant's Accounts. Notwithstanding the foregoing, the Administrative Committee, in accordance with Section 404(c) of ERISA, shall make available at all times at least three investment alternatives, each of which is diversified and has materially different risk and return characteristics. The investment alternatives in the aggregate shall enable each Participant, by choosing among them, to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant and which, in the aggregate, tend to minimize through diversification the overall risk of the Participant's portfolio. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Section 2550.404c-i of the Department of Labor Regulations, such that, to the extent applicable, the fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of the investments instructions given by Participants and Beneficiaries under the Plan.

        12.1.2    Each Participant shall exercise control over the assets in his Accounts and is solely responsible for his investment elections. The Plan fiduciaries are not empowered to advise a Participant as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that fund.

        12.2    Valuation of Accounts

        A Participant's Accounts shall be revalued at fair market value on each Valuation Date, with earnings and losses since the previous Valuation Date being credited to the Participant's Account. Earnings and losses of the particular Investment Funds shall be allocated in the ratio that the portion of the Account Balance of a Participant invested in a particular Investment Fund bears to the total amount invested in such fund.

        12.3    Investment in Insurance Contract

        The Administrative Committee may appoint one or more insurance companies to hold assets of the Plan, and may purchase insurance contacts or policies from one or more insurance companies with assets of the Plan. Neither the Trustee nor the Administrative Committee shall be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

        12.4    The Investment Manager

        12.4.1    The Administrative Committee may, by an instrument in writing, appoint one or more persons as an Investment Manager. Each person so appointed shall be (a) an investment adviser registered under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

        12.4.2    Each Investment Manager shall acknowledge in writing that it is a fiduciary (as defined in ERISA Section 3(21)) with respect to the Plan. The Company or the Administrative Committee shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Administrative Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustee nor the Administrative Committee shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager with respect to any duties delegated to any investment Manager.

        12.4.3    The Administrative Committee shall have the power to determine the Trust assets to be invested pursuant to the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.

        12.5    Compensation

        Each insurance company, Investment Manager and Trustee shall be paid such reasonable compensation, in addition to their expenses, as shall from time to time be agreed to by the Company or other person making such appointment; provided, however, that no such compensation shall be paid to any person who is an Employee.

ARTICLE XIII

PLAN AMENDMENT OR TERMINATION

        13.1    Plan Amendment

        The Company shall have the right at any time to amend the Plan, by an instrument in writing effective retroactively or otherwise, provided that no such amendment shall have any of the effects specified in Section 13.2.

        13.2    Limitations of Plan Amendment

        No Plan amendment shall:

          (a)   authorize any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

          (b)   decrease the Account Balance of any Participant or his or her Beneficiary under the Plan;

          (c)   reduce the vested percentage of any Participant;

          (d)   eliminate an optional form of benefit except to the extent permitted by Code Section 411(d)(6); or

          (e)   change the vesting schedule, either directly or indirectly, unless each Participant having not less than three years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his or her vested percentage computed without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end as the later of:

            (i)    sixty days after the amendment is adopted;

            (ii)   sixty days after the amendment becomes effective; or

            (iii)  sixty days after the Participant is issued written notice by the Administrative Committee.

        13.3    Right of the Company to Terminate Plan

        The Company intends and expects that, from year to year, it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time.

        13.4    Effect of Partial or Complete Termination

        13.4.1    As of the date of a "partial termination" of the Plan or a complete discontinuance of contributions under the Plan, each affected Participant who is then an Employee shall become 100% vested in his or her Account Balance.

        13.4.2    As of the date of a "complete termination" of the Plan, each affected Participant who is then an Employee shall become 100% vested in his or her Account Balance, and distributions shall be made as soon as practicable thereafter, as determined by the Administrative Committee, in accordance with Article VII; provided, however, that distribution of 401(k) Subaccounts shall not be made solely on account of Plan termination if the Company or an Affiliate maintains successor plan within the meaning of Code Section 401(k)(10).

ARTICLE XIV

MISCELLANEOUS PROVISIONS

        14.1    Plan Not a Contract of Employment

        The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

        14.2    Source of Benefits

        Benefits under the Plan shall be paid or provided for solely from the Trust, and neither the Employer, the Administrative, Committee, Trustee, investment Manager or insurance company shall assume any liability therefor.

        14.3    Benefits Not Assignable

        Except as permitted in Code Section 401(a)(13) and ERISA Section 206(d), benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall not apply to (a) loans under Article VI, or (b) the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order which the Administrative Committee determines to be a "qualified domestic relations order" (as defined in Code Section 414(p)).

        14.4    Domestic Relations Orders

        Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to qualified domestic relations orders referred to in Section 14.3, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and, subject to such investment control by the Administrative Committee as the Administrative Committee may deem appropriate, and the Administrative Committee may decide upon and make direct appropriate distributions therefrom. To the extent provided in a qualified domestic relations order, distribution of any portion of a Participant's vested Account Balance allocated to an alternate payee may be made whether or not the Participant has terminated Employment or is otherwise eligible to receive a distribution.

        14.5    Benefits Payable to Minors, Incompetents and Others

        In the event any benefit is payable to a minor or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrative Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his or her property, or otherwise is in such position or condition that the Administrative Committee believes that he or she could not utilize the benefit for his or her support or welfare, the Administrative Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or to pay the whole or any part of such benefit to the parent of such person; to the guardian, committee, conservator or other legal representative, wherever appointed, of such person; the person with whom such person is residing; or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

        14.6    Merger or Transfer of Assets

        14.6.1    Subject to Section 14.6.2, the Company may direct that the Plan be merged or consolidated with, or may transfer all or a portion of its assets and liabilities to, another plan or may receive assets and liabilities from another plan. The Administrative Committee may take whatever action it deems necessary or appropriate to effect any such merger, consolidation or transfer. Any optional forms of benefit or other special provisions applicable to a Participant for whom an account balance has been transferred to this Plan from another plan shall be set forth in an Appendix hereto.

        14.6.2    The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

        14.7    Participation in the Plan By an Affiliate

        14.7.1    With the consent of the Company and by duly authorized action, an Affiliate may adopt the Plan. Participating Affiliate contributions shall be allocated solely to Eligible Employees of the Participating Affiliate. Company contributions shall be allocated solely to Eligible Employees of the Company.

        14.7.2    With the consent of the Company and by duly authorized action, any other Employer may terminate its participation in the Plan or withdraw from the Plan and the Trust.

        14.7.3    A Participating Affiliate shall have no independent power with respect to the Plan except as specifically provided by this Section 14.7.

        14.8    Action by the Company or a Participating Affiliate

        Any action required to be taken by the Company or any Participating Affiliate pursuant to the terms of the Plan shall be taken by its board of directors or any person or persons duly empowered to act on its behalf.

        14.9    Provision of Information

        For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrative Committee, and the Employee shall make available to the Administrative Committee and the Trustee any information they may reasonably request in this regard.

        14.10    Notice of Address

        Each person entitled to benefits under this Plan must file with the Administrative Committee, in writing, his or her post office address and each subsequent change of post office address. Any communication, statement or notice addressed to such person at his or her latest reported post office address will be binding on him or her for all purposes under the Plan.

        14.11    Controlling Law

        The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of Delaware shall control the interpretation and performance of the terms of he Plan. Notwithstanding the foregoing, effective as of January 1, 2002, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan to the extent not preempted by ERISA.

        14.12    Military Service

        Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

        14.13    Conditional Adoption    Anything in the foregoing to the contrary notwithstanding, the Plan has been adopted on the express condition that the Plan will be considered by the Internal Revenue Service as qualifying under the provisions of Code Section 401(a), and the Trust will be considered as qualifying for exemption from taxation under Code Section 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.

        14.14    Word Usage and Article and Section References

        As used in the Plan, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan.

        14.15    Effect of Mistake

        In the event of a mistake or misstatement as to the age, eligibility, participation of an Eligible Employee, Vesting Service, the amount of contributions made by or on behalf of a Participant or the amount of distributions made or to be made to a Participant or Beneficiary, the Administrative Committee shall, to the extent it deems it possible, make the necessary adjustments (including, but not limited to, recoupment, reduction in benefit payments, offset of benefit payments or return of overpayments) to grant to such Participant or Beneficiary the credits or distributions to which he is properly entitled under the Plan.

        IN WITNESS WHEREOF, this Plan is hereby adopted, effective as of January 1, 1997, to be signed this 25th day of February, 2002.

Rockwood Specialties Inc.
By:	/s/ THOMAS J. RIORDAN
PARTICIPATING AFFILIATES:
AlphaGary Corporation
By:	/s/ THOMAS J. RIORDAN
Rockwood Pigments NA, Inc.
By:	/s/ THOMAS J. RIORDAN
Lurex Inc.
By:	/s/ THOMAS J. RIORDAN
Chemical Specialties, Inc.
By:	/s/ THOMAS J. RIORDAN
Compugraphics U.S.A. Inc.
By:	/s/ THOMAS J. RIORDAN
Cyantek Corporation
By:	/s/ THOMAS J. RIORDAN
Electrochemicals Inc.
By:	/s/ THOMAS J. RIORDAN
Exsil, Inc.
By:	/s/ THOMAS J. RIORDAN
Advantis Technologies, Inc.
By:	/s/ THOMAS J. RIORDAN
Southern Clay Products, Inc.
By:	/s/ THOMAS J. RIORDAN

FIRST AMENDMENT
TO THE
PROFIT-SHARING/401(k) PLAN
FOR EMPLOYEES OF ROCKWOOD SPECIALTIES INC.

        WHEREAS, Rockwood Specialties Inc. (the "Company"), maintains the ProfitSharing/401(k) Plan for Employees of Rockwood Specialties Inc. (the "Plan") for the benefit of its eligible employees; and

        WHEREAS, the Plan was last amended and restated effective as of January 1, 1997; and

        WHEREAS, the Company now desires to amend the Plan to correct certain errors and omissions that occurred in drafting the amended and restated document; and

        WHEREAS, Section 13.1 of the Plan reserves to the Company the authority to amend the Plan at any time;

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 1997, as follows:

1.
Section 1.33 of the Plan is amended in its entirety to read as follows:

        "Excess Aggregate Contributions shall mean, with respect to any Plan Year, the aggregate amount of Employer Matching Contributions made for the Plan Year on behalf of Highly Compensated Employees in excess of the maximum amount of such contributions permitted under Section 3.4.1, determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages."

2.
Section 1.34 of the Plan is amended in its entirety to read as follows:

        "Excess Contributions shall mean, with respect to any Plan Year, the aggregate amount of Elective 401(k) Deferrals made for the Plan Year on behalf of Highly Compensated Employees in excess of the maximum amount of such contributions permitted under Section 3.3.1(b), determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages."

3.
Section 3.3.3(a) of the Plan is amended in its entirety to read as follows:

        "(a) The Excess Contributions with respect to Highly Compensated Employees shall be distributed in accordance with the following procedure:

          (i)    The total amount of Excess Contributions for all affected Highly Compensated Employees shall be calculated in accordance with Section 1.34.

          (ii)   The Elective 401(k) Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective 401(k) Deferrals for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee's Elective 401(k) Deferrals to equal the dollar amount of Elective 401(k) Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective 401(k) Deferrals. This amount is then distributed to such Highly Compensated Employee with the highest dollar amount of Elective 401(k) Deferrals. However, if a lesser reduction under this Section 3.3.3(a)(ii) would equal the total Excess Contributions, then such lesser reduction amount shall be distributed.

          (iii)  If the total dollar amount distributed is less than the total Excess Contributions for the Plan Year for all affected Highly Compensated Employees, the process described in Section 3.3.3(a)(ii) is repeated until the total dollar amount distributed equals the total excess contributions for the Plan Year."

4.
Section 3.4.2(a) of the Plan is amended in its entirety to read as follows:

"(a)
The Excess Aggregate Contributions with respect to Highly Compensated Employees shall be distributed in accordance with the following procedure:

          (i)    The total amount of Excess Contributions for all affected Highly Compensated Employees shall be calculated in accordance with Section 1.33.

          (ii)   The Employer Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Employee's Employer Matching Contributions to equal the dollar amount of Employer Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions, This amount is then distributed to such Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions. However, if a lesser reduction under this Section 3.3.3(a)(ii) would equal the total Excess Aggregate Contributions, then such lesser reduction amount shall be distributed.

          (iii)  If the total dollar amount distributed is less than the total Excess Aggregate Contributions for the Plan Year for all affected Highly Compensated Employees, the process described in Section 3.4.2(a)(11) is repeated until the total dollar amount distributed equals the total excess contributions for the Plan Year."

5.
Section 14.12 of the Plan is amended to read as follows:

"Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)"

        *          *          *

        IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officers this 20th day of September, 2002.

ROCKWOOD SPECIALTIES INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President & Secretary Law and Administration

QuickLinks

  EXHIBIT 10.15
PROFIT-SHARING/401(K) PLAN FOR EMPLOYEES OF LAPORTE, INC. Renamed as of March 1, 2001, as the
PROFIT-SHARING/401(K) PLAN FOR EMPLOYEES OF ROCKWOOD SPECIALTIES INC. As Amended and Restated Effective as of January 1, 1997
TABLE OF CONTENTS
ARTICLE I
ARTICLE II PARTICIPATION
ARTICLE III CONTRIBUTIONS
ARTICLE IV ACCOUNTS, INVESTMENTS AND ALLOCATIONS
ARTICLE V VESTING AND TOP-HEAVY PROVISIONS
ARTICLE VI AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS
ARTICLE VII FORMS OF PAYMENT OF ACCOUNTS
ARTICLE VIII DEATH BENEFITS
ARTICLE IX FIDUCIARIES
ARTICLE X TRUSTEE AND TRUST FUND
ARTICLE XI PLAN ADMINISTRATION
ARTICLE XII MANAGEMENT, CONTROL AND INVESTMENT OF PLAN ASSETS
ARTICLE XIII PLAN AMENDMENT OR TERMINATION
ARTICLE XIV MISCELLANEOUS PROVISIONS
FIRST AMENDMENT TO THE PROFIT-SHARING/401(k) PLAN FOR EMPLOYEES OF ROCKWOOD SPECIALTIES INC.